                                                                    EXHIBIT 99.2

                           PURCHASE AND SALE AGREEMENT

                                     between

                             SOUTHERN UNION COMPANY

                                       and

                                   ONEOK, INC.

                          Dated as of October 16, 2002

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                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
ARTICLE I.   DEFINITIONS..........................................................       1
  Section 1.1.  Certain Defined Terms.............................................       1
  Section 1.2.  Other Defined Terms...............................................       9

ARTICLE II.  PURCHASE AND SALE....................................................      10
  Section 2.1.  Purchase and Sale of Assets and Stock.............................      10
  Section 2.2.  Assumed Liabilities...............................................      10
  Section 2.3.  Retained Liabilities..............................................      11
  Section 2.4.  Condition on Assignment or Assumption of Contracts and Rights.....      11
  Section 2.5.  Settlement of Intercompany Accounts...............................      12

ARTICLE III. PURCHASE PRICE.......................................................      12
  Section 3.1.  Purchase Price....................................................      12
  Section 3.2.      Adjustment to Purchase Price..................................      12

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF BUYER..............................      14
  Section 4.1.  Organization, Existence and Qualification.........................      14
  Section 4.2.  Authority Relative to this Agreement and Binding Effect...........      14
  Section 4.3.  Governmental and Other Required Consents..........................      14
  Section 4.4.  Availability of Funds.............................................      15
  Section 4.5.  Filings...........................................................      15
  Section 4.6.  Brokers...........................................................      15
  Section 4.7.  Independent Investigation.........................................      15
  Section 4.8.  Public Utility Holding Company Status; Regulation as a Public
                Utility...........................................................      16
  Section 4.9.  Investment Intent; Investment Experience; Restricted Securities...      16

ARTICLE V.   REPRESENTATIONS AND WARRANTIES OF SELLER.............................      16
  Section 5.1.  Organization, Existence and Qualification.........................      16
  Section 5.2.  Authority Relative to this Agreement and Binding Effect...........      16
  Section 5.3.  Governmental and Other Required Consents..........................      17
  Section 5.4.  Capitalization of the Subsidiaries; Title to Stock................      17
  Section 5.5.  Title to Assets; Encumbrances.....................................      18
  Section 5.6.  Financial Statements..............................................      18
  Section 5.7.  Compliance with Legal Requirements; Governmental Permits..........      18
  Section 5.8.  Legal Proceedings; Outstanding Orders.............................      19
  Section 5.9.  Taxes.............................................................      19
  Section 5.10. Intellectual Property.............................................      19
  Section 5.11. Personal Property.................................................      20
  Section 5.12. Material Contracts................................................      20

  Section 5.13.   Employee Benefit Matters........................................      20
  Section 5.14.   Environmental Matters...........................................      20
  Section 5.15.   Absence of Certain Changes or Events............................      22
  Section 5.16.   Regulatory Matters..............................................      22
  Section 5.17.   Public Utility Holding Company Status; Regulation as a Public
                  Utility.........................................................      22
  Section 5.18.   Brokers.........................................................      22
  Section 5.19.   Disclaimer......................................................      23
  Section 5.20.   Insurance.......................................................      23
  Section 5.21.   Absence of Undisclosed Liabilities..............................      23

ARTICLE VI. COVENANTS.............................................................      24
  Section 6.1.    Covenants of Seller.............................................      24
  Section 6.2.    Covenants of Buyer..............................................      26
  Section 6.3.    Governmental Filings............................................      27
  Section 6.4.    Seller Marks....................................................      28
  Section 6.5.    Acknowledgment by Buyer.........................................      28
  Section 6.6.    Transition Plan.................................................      29
  Section 6.7.    Purchase of Leased Assets.......................................      29
  Section 6.8.    Meter Reading...................................................      30
  Section 6.9.    Insurance.......................................................      30
  Section 6.10.   Risk of Loss....................................................      30

ARTICLE VII. CONDITIONS PRECEDENT.................................................      31
  Section 7.1.    Seller's Conditions Precedent to Closing........................      31
  Section 7.2.    Buyer's Conditions Precedent to Closing.........................      32

ARTICLE VIII. CLOSING.............................................................      33
  Section 8.1.    Closing.........................................................      33

ARTICLE IX. TERMINATION...........................................................      34
  Section 9.1.    Termination Rights..............................................      34
  Section 9.2.    Limitation on Right to Terminate: Effect of Termination.........      35
  Section 9.3.    Escrow Amount...................................................      35

ARTICLE X. EMPLOYEE MATTERS.......................................................      36
  Section 10.1.   Employee Agreement..............................................      36

ARTICLE XI. TAX MATTERS...........................................................      36
  Section 11.1.   Purchase Price Allocation.......................................      36
  Section 11.2.   Cooperation with Respect to Like-Kind Exchange..................      36
  Section 11.3.   Transaction Taxes...............................................      37
  Section 11.4.   Real and Personal Property Taxes................................      37
  Section 11.5.   Taxes Based on Revenues.........................................      38

ARTICLE XII. INDEMNIFICATION......................................................      38

  Section 12.1.   Indemnification by Seller.......................................      38
  Section 12.2.   Indemnification by Buyer........................................      38
  Section 12.3.   Limitations on Seller's Liability...............................      39
  Section 12.4.   Limitation on Buyer's Liability.................................      41
  Section 12.5.   Claims Procedure................................................      41
  Section 12.6.   Exclusive Remedy................................................      42
  Section 12.7.   Indemnification for Negligence..................................      43
  Section 12.8.   Waiver and Release..............................................      43

ARTICLE XIII. GENERAL PROVISIONS..................................................      43
  Section 13.1.   Expenses........................................................      43
  Section 13.2.   Notices.........................................................      43
  Section 13.3.   Assignment......................................................      44
  Section 13.4.   Successor Bound.................................................      45
  Section 13.5.   Governing Law...................................................      45
  Section 13.6.   Dispute Resolution..............................................      45
  Section 13.7.   Cooperation.....................................................      46
  Section 13.8.   Construction of Agreement.......................................      47
  Section 13.9.   Publicity.......................................................      47
  Section 13.10.  Waiver..........................................................      47
  Section 13.11.  Parties in Interest.............................................      48
  Section 13.12.  Section and Paragraph Headings..................................      48
  Section 13.13.  Amendment.......................................................      48
  Section 13.14.  Entire Agreement................................................      48
  Section 13.15.  Counterparts....................................................      48
  Section 13.16.  Severability....................................................      48

                           PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 16th day of October, 2002, by and between SOUTHERN UNION COMPANY, a Delaware corporation ("Seller"), and ONEOK, INC., an Oklahoma corporation ("Buyer"). Capitalized terms used herein shall have the meanings ascribed to them in
Article I, unless otherwise provided.

                              W I T N E S S E T H :

     WHEREAS, Seller or a Subsidiary owns all of the Assets and Seller owns all of the capital stock of each Subsidiary; and

     WHEREAS, Buyer desires to purchase, and Seller desires to sell, the Assets owned by Seller and the capital stock of each Subsidiary, subject in all respects to the provisions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     Section 1.1. Certain Defined Terms.

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliates" or "Affiliated Entities" -- entities shall be deemed "Affiliated" as to each other to the extent (i) one of the entities directly or indirectly controls the other, or the direct or indirect control of one of the entities is exercised by the officers, directors, stockholders, or partners of the other entity (whether or not such persons exercise such control in their capacities as officers, directors, stockholders, or partners) or (ii) is deemed to be an Affiliate under existing statutes or regulations of the SEC.

     "Assets" -- all of the assets, property and interests of every type and description, real, personal or mixed, tangible and intangible, owned by Seller, directly or indirectly through any Subsidiary, and relating primarily to the Business, other than the Excluded Assets.

     "Assumed Environmental Liabilities" -- means any of the following:

          (a) Except for Retained Environmental Liabilities of Seller, all Environmental Liabilities of Seller and each Subsidiary relating to the Business or the Assets that arise from or relate to the environmental matters or incidents that either are disclosed in Schedule 5.14 as of the date of execution of this Agreement or otherwise are known to Buyer on or before the date of execution of this Agreement and that remain outstanding as of the Closing Date, it being understood by the parties that the unadjusted Purchase Price reflects Buyer's estimate of any Losses that could arise on or after the Closing Date with respect to such Environmental Liabilities; and

          (b) Except for Retained Environmental Liabilities of Seller, any other Environmental Liability of Seller or any Subsidiary relating to the Business or the Assets, whether arising or relating to the period before or after the Closing, including the removal of asbestos or asbestos-containing materials in connection with any renovation or structural change to any Asset conducted after Closing.

     "Business" -- means collectively:

          (a) the regulated and non-regulated gas distribution business conducted in Texas by Seller through Southern Union Gas Company, a division of Seller, and the provision of related services and products and the engagement in related activities, including agreements as to appliances and other equipment in Texas by Seller through its Southern Union Gas Company division;

          (b) the gas transportation business conducted by Seller through its Southern Union Gas Company division;

          (c) the natural gas marketing business conducted by Mercado Gas Services Inc.;

          (d) the propane distribution business conducted by Seller in and around Austin, Texas, through its propane division and conducted by SuPro Energy Co. in and around El Paso and Alpine, Texas; and

          (e) the intrastate pipeline business conducted by Southern Transmission Company and the interstate pipeline business conducted by Norteno Pipeline Company.

     "Claim Notice" -- means a written notice of a claim given by a party seeking indemnification pursuant to the terms of this Agreement that specifies in reasonable detail the nature of the Losses and the estimated amount of such Losses.

     "Confidentiality Agreement" -- means that certain confidentiality agreement dated August 20, 2002, between Buyer and Seller.

     "Consent" -- any approval, consent, ratification, waiver, clearance or other authorization from any Person.

     "Contract" -- any agreement, contract, document, instrument, obligation, promise or undertaking (whether written or oral) that is legally binding, including Easements.

     "Easements" -- means all easements, rights of way, permits, licenses, prescriptive rights and other ways of necessity, whether or not of record, relating to real property.

     "Encumbrance" -- any charge, adverse claim, lien, option, encumbrance, mortgage, pledge or security interest.

     "Environmental Claim" -- any and all written administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, investigations, proceedings or notices of noncompliance or violation by any third party (including any Governmental Body) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, damages, Losses, contribution, indemnification, cost recovery, compensation, injunctive relief, cleanup costs, governmental resource costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release or threatened release into the environment, of any Hazardous Materials at any location operated, leased or managed by Seller or any Subsidiary; (b) any violation of any Environmental Law; or (c) one or more Releases of the same or substantially the same Hazardous Material, from or at the same location regardless of whether such releases resulted from the same event or from multiple events over time.

     "Environmental Law" -- any and all applicable local, county, state, federal, and/or foreign law (including common law), statute, code, ordinance, rule, regulation or other legal obligation relating to the protection of human health or safety or the environment or natural resources, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601 et seq.), as amended ("CERCLA"), the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), as amended ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), as amended, the Clean Air Act (42 U.S.C. section 7401 et seq.), as amended, the Toxic Substances Control Act (15 U.S.C. section 2601 et seq.), as amended, the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as amended, the Safe Drinking Water Act (42 U.S.C. section 300(f) et seq.), as amended, analogous state, tribal or local laws, and any similar, implementing or successor law, and any amendment, rule, regulation, or directive issued thereunder.

     "Environmental Liability" -- means any liability, responsibility or obligation arising out of or relating to:

          (f) the presence of any Hazardous Material in the fixtures, structures, soils, groundwater, surface water or air on, under or about or emanating from the assets and properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by a Person (including predecessors-in-interest to such Person) and any such Hazardous Material emanating to adjoining or other properties;

          (g) the use, generation, production, manufacture, treatment, storage, disposal, Release, threatened Release, discharge, spillage, loss, seepage or filtration of Hazardous Materials by a Person (including predecessors-in-interest to such Person) or its employees, agents or contractors from, on, under or about the assets or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by such Person (including predecessors-in-interest to such Person) or the presence therein or thereunder of any underground or above-ground tanks for the storage of fuel, oil, gasoline and/or other petroleum products or by-products or other Hazardous Material;

          (h) the violation or noncompliance or alleged violation or noncompliance by a Person (including predecessors-in-interest to such Person) or its employees, agents or contractors of any Environmental Law arising from or related to its or their conduct, actions or operations or the former or current use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of any of the former or current Assets or properties of such Person (including predecessors-in-interest to such Person);

          (i) the failure by a Person or its employees, agents, or contractors to have obtained or maintained in effect any certificate, permit or authorization required by any Environmental Law as a result of its or their conduct, actions or operations or the use, operation, ownership, lease, control, possession, occupancy, maintenance or condition of such Person's assets or properties;

          (j) any and all Proceedings arising out of any of the above-described matters, including Proceedings by Governmental Bodies for enforcement, cleanup, removal, treatment, response, remedial or other actions or damages and Proceedings by any third Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief; and

          (k) any and all remedial work and other corrective action (including investigation or monitoring of site conditions, or any clean-up, containment, restoration or removal) taken by, or the costs of which are imposed upon, a Person arising from any of the above-described matters.

     "ERISA" -- the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

     "Excluded Assets" -- means the following assets, each of which shall be excluded from the Assets, and not acquired by the Buyer, at Closing:

          (l) assets that Seller uses in both the Business and in Seller's other businesses, the material items of which are described in Schedule 1.1(a), and Contracts regarding the procurement of services or goods by Seller primarily used by Seller in its other businesses;

          (m) cash and cash equivalents (including checks) in transit, in hand or in bank accounts, other than petty cash held locally for the benefit of the Business;

          (n) except as otherwise set forth in the Employee Agreement, assets attributable to or related to an Employee Plan of Seller;

          (o) the stock record and minute books of Seller, duplicate copies of all books and records transferred to Buyer, and all records prepared in connection with the sale of the Business (including bids received from third parties and analysis relating to the Business);

          (p) assets disposed of by Seller or any Subsidiary after the date of this Agreement to the extent such dispositions are not prohibited by this Agreement or are approved by Buyer pursuant to Section 6.1 hereof;

          (q) rights to refunds of Taxes for periods prior to the Closing Date payable with respect to the Business, assets, properties or operations of Seller or any member of any affiliated group of which either of them is a member;

          (r) accounts owing, by and among Seller and its Affiliates, including the Subsidiaries;

          (s) all deferred tax assets or collectibles;

          (t) any insurance policy, bond, letter of credit or other similar item, and any cash surrender value in regard thereto;

          (u) the Seller Marks; and

          (v) the other assets listed in Schedule 1.1(a).

     "GAAP" -- generally accepted United States accounting principles, applied on a consistent basis.

     "Governmental Body" -- any of the following that possesses competent jurisdiction:

          (w) federal, state, county, local, municipal or other governmental body;

          (x) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or

          (y) any governmental body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "Hazardous Material" -- (1) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, mercury and transformers or other equipment that contained dielectric fluid containing polychlorinated biphenyls ("PCBs"); (2) any chemicals, materials or substances which are now defined as or included in the definition of hazardous substances, hazardous wastes, hazardous materials, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, or words of similar import under any Environmental Law; and (3) any other chemical material, substances or waste, exposure to which is now prohibited, limited or regulated under Environmental Law in a jurisdiction in which the Seller or any Subsidiaries operate related to the Assets.

     "Hazardous Substance" -- a substance, chemical, pollutant, waste, or other material that constitutes any "hazardous substance" under CERCLA or any "hazardous waste" or "regulated substance" under RCRA, or any other material, waste, or substance that may serve as the basis of obligations to sample, test, investigate, cleanup, remove, monitor, or otherwise respond under Environmental Laws.

     "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued by the U.S. Department of Justice or the Federal Trade Commission pursuant to that act or any successor law.

     "IRC" - the Internal Revenue Code of 1986, as amended.

     "IRS" -- the Internal Revenue Service or any successor agency.

     "Knowledge" -- means, with respect to Seller, the actual knowledge of any of Thomas F. Karam, Seller's President and Chief Operating Officer, David Stevens, SUG's Executive Vice President-Utility Operations, David Kvapil, Seller's Executive Vice President and Chief Financial Officer, John Davis, SUG's Vice President-Controller, Michael T. Langston, SUG's Vice President-Gas Supply, and Robert J. Wesch, SUG's Director Subsidiary Operations and Technical Services; or their respective successor.

     "Legal Requirement" -- any federal, state, county, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, adopted code, principle of common law, regulation, rule, directive, approval, notice, tariff, franchise agreement, statute or treaty.

     "Losses" -- shall mean all claims, losses, liabilities, causes of action, costs and expenses (including, without limitation, involving theories of negligence or strict liability and including court costs and reasonable attorneys' fees and disbursements in connection therewith).

     "Material Adverse Effect" -- an occurrence or condition that has a material adverse effect on the operation, financial condition or results of operations of the Business taken as a whole. For purposes of this Agreement, an occurrence or condition shall not constitute a Material Adverse Effect if it arises from general business, economic or financial market conditions, from conditions generally affecting the industries in which the Business operates, or from the transactions contemplated by this Agreement.

     "Material Contract" -- a Contract relating primarily to the Business that involves a total commitment by or to any party thereto of at least $250,000 on an annual basis and that cannot be terminated by Seller or any Subsidiary with notice of ninety (90) days or less without penalty to Seller or any Subsidiary.

     "Order" -- any award, decision, injunction, judgment, order, writ, decree, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, other Governmental Body, or by any arbitrator, each of which possesses competent jurisdiction.

     "Organizational Documents" -- the articles or certificate of incorporation and the bylaws of a corporation or the comparable organizational and governing documents of other Persons.

     "Permitted Encumbrances" -- means any of the following:

          (z) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business and which in the aggregate are not substantial in amount and do not interfere with the present use of the Assets to which they apply;

          (aa) liens for current Taxes and assessments not yet due and payable or for Taxes the validity of which are being contested in good faith;

          (bb) usual and customary nonmonetary real property Encumbrances, covenants, imperfections in title, Easements, restrictions and other title matters (whether or not the same are recorded) that do not and will not materially interfere with the operation of that portion of the Business currently conducted on such real property;

          (cc) Encumbrances securing the payment or performance of any of the Assumed Liabilities;

          (dd) all applicable zoning ordinances and land use restrictions;

          (ee) with respect to any Asset which consists of a leasehold or other possessory interests in real property, all Encumbrances, covenants, imperfections in title, Easements, restrictions and other title matters (whether or not the same are recorded) to which the underlying fee estate in such real property is subject that do not currently interfere materially with the operation of that portion of the Business currently conducted on such property; and

          (ff) any other Encumbrances, Contracts, obligations, defects or irregularities of any kind whatsoever, affecting the Assets or the Stock that, individually or in the aggregate, are not such as are reasonably likely to have an adverse financial impact of more than $500,000 on the Business that are not released or waived on or before the Closing Date.

         "Person" -- any individual, corporation (including any nonprofit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or Governmental Body.

         "Proceeding" -- any claim, action, arbitration, hearing, audit, litigation or suit commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PUHCA" - the Public Utility Holding Company Act of 1935, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

         "Real Property" -- all real property owned or leased by Seller or any Subsidiary in the operation of the Business, together with all interests in real property (including Easements) used or held for use by Seller or any Subsidiary in the operation of the Business.

         "Related Documents" -- any Contract provided for in this Agreement to be entered into by one or more of the parties hereto in connection with the transactions contemplated by this Agreement, including the Employee Agreement.

         "Release" -- any presence, emission, dispersal, disposal, spilling, leaking, emitting, discharging, depositing, pumping, pouring, escaping, leaching, dumping, releasing or migration into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or in, into or from any facility, including the movement of any Hazardous Materials through the air, soil, surface water, groundwater or property.

     "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants and financial advisors.

     "Retained Environmental Liabilities" -- Environmental Liabilities for the former manufactured gas plant sites indicated in subsection (II) of Schedule
5.14 thereon with an asterisk.

     "SEC" -- the United States Securities and Exchange Commission or any successor agency.

     "Stock" -- means collectively all of the capital stock of each Subsidiary and all interests and stock.

     "Subsidiary" -- means any of the following:

          (gg)  SuPro Energy Co., a Delaware corporation;

          (hh)  Mercado Gas Services Inc., a Delaware corporation;

          (ii)  Southern Transmission Company, a Delaware corporation;

          (jj)  Norteno Pipeline Company, a Delaware corporation;

          (kk) Southern Union Energy International, Inc., a Delaware corporation; and

          (ll) Southern Union International Investments, Inc., a Delaware corporation.

     "Tax" -- any tax (including any income tax, capital gains tax, value-added tax, sales and use tax, franchise tax, payroll tax, withholding tax or property tax), levy, assessment, tariff, duty (including any customs duty), deficiency, franchise fee or payment, payroll tax, utility tax, gross receipts tax or other fee or payment, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body.

     "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threatened" -- a claim, dispute, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given in writing, and Seller has Knowledge of the same.

     Section 1.2.  Other Defined Terms.

     In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement as indicated below and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

            Term                                          Section
            ----                                          -------
     Antitrust Authorities                                    6.3
     Assumed Liabilities                                      2.2
     Balance Sheet                                            5.6(a)
     Base Statement                                           3.2(a)
     Buyer Indemnitees                                        12.1
     Buyer's Pension Plan                                     Employee Agreement
     Casualty Event                                           6.10
     CERCLA                                                   5.14(c)
     Closing                                                  8.1
     Closing Date                                             8.1
     Closing Statement                                        3.2(a)
     CPA Firm                                                 3.2(b)
     EES                                                      5.1
     Employee                                                 Employee Agreement
     Employee Agreement                                       10.1
     Employee Plans                                           5.13
     Escrow Amount                                            9.3
     Estimated Purchase Price                                 3.2(a)
     Final Closing Statement                                  3.2(b)
     Financial Statements                                     5.6(a)
     Large Volume Meters                                      6.8
     Non-Transferred Employees                                Employee Agreement
     Non-Transferred Terminated Employees                     Employee Agreement
     Objection                                                3.2(b)
     PCBs                                                     1.1
     Purchase Price                                           3.1
     RCRA                                                     1.1
     Retained Liabilities                                     2.3
     Review Period                                            3.2(b)
     Seller Indemnitees                                       13.2
     Seller Marks                                             6.4
     Seller's Pension Plan                                    Employee Agreement
     Seller's 401(k) Plan                                     Employee Agreement
     SUEI                                                     5.4(b)
     SUII                                                     5.4(b)
     Transaction Taxes                                        11.3

                                   ARTICLE II.
                                PURCHASE AND SALE

     Section 2.1.  Purchase and Sale of Assets and Stock.

     Upon the terms and subject to the conditions contained herein, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase and accept delivery from Seller, all of the Assets owned directly by Seller and all of the Stock.

     Section 2.2.  Assumed Liabilities.

     In further consideration for the sale of the Assets and the Stock, at the Closing, and subject to the other terms and conditions of this Agreement, Buyer will satisfy Buyer's obligations under the Employee Agreement and will assume and agree to pay, perform and discharge when due, or cause the appropriate Subsidiary to pay, perform and discharge when due, all liabilities and obligations, of every kind or nature, arising out of or relating to:

          (a) the ownership of the Assets and the conduct or operation of the Business prior to the Closing Date, other than the Retained Liabilities (including the Excluded Assets); and

          (b) the ownership or use of the Assets by Buyer or any Subsidiary or the conduct or operation of the Business by Buyer or any Subsidiary, in each case on and after the Closing Date, including all liabilities, responsibilities and obligations relating to or arising from the following:

               (i) performance of the Contracts included among the Assets and assigned to Buyer at Closing or retained by any Subsidiary, except that Buyer shall not assume any liabilities or obligations for any breach or default by Seller or any Subsidiary under any such Contract occurring or arising prior to the Closing Date;

               (ii) customer advances, customer deposits and construction advances, unperformed service obligations, Easement relocation obligations, and engineering and construction required to complete scheduled construction, construction work in progress, and other capital expenditure projects, in each case relating to the Business and outstanding on or arising after the Closing Date;

               (iii)  Assumed Environmental Liabilities;

               (iv) Taxes for periods on and after the Closing Date to the extent Buyer is legally obligated to pay such Taxes in accordance with Article XI; and

               (v) Proceedings based on conduct, actions, inaction, facts, circumstances or conditions arising or occurring on or after the Closing Date, Proceedings described in Schedule 2.2, and Proceedings arising from or related to any other Assumed Liability.

The liabilities, responsibilities and obligations to be assumed by Buyer or retained by any Subsidiary pursuant to this Section 2.2 are hereinafter collectively referred to as the "Assumed Liabilities." Subject to the other terms and conditions of this Agreement, Buyer, for itself and each of its

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Affiliates (including each Subsidiary upon Closing), hereby irrevocably and unconditionally waives and releases Seller from all Assumed Liabilities and all liabilities or obligations relating to the Business or the Assets to the extent arising from events or occurrences on or after the Closing Date or to the extent otherwise relating to the period after the Closing. Notwithstanding anything in this Section 2.2 to the contrary, Assumed Liabilities shall not include any liabilities, responsibilities or obligations expressly stated to be Retained Liabilities pursuant to Section 2.3 (including liabilities, responsibilities or obligations related to Excluded Assets).

     Section 2.3.  Retained Liabilities.

     Buyer shall not assume and Seller shall retain and pay, perform and discharge when due, all of the liabilities and obligations relating to or arising from the following (collectively referred to herein as the "Retained Liabilities"):

          (a) all obligations of Seller or any Subsidiary with respect to any indebtedness for money borrowed by Seller or any Subsidiary (including items due to Seller's Affiliates) other than payment obligations arising on or after the Closing Date relating to the Business under any equipment or vehicle lease or under any line extension Contracts or similar construction arrangements, it being understood and agreed that such leases, Contracts and similar arrangements do not create indebtedness for money borrowed;

          (b) Taxes for periods prior to the Closing Date to the extent Seller is legally obligated to pay such Taxes in accordance with Article XI.

          (c) Excluded Assets and all liabilities or obligations of Seller and its Affiliates related to their businesses other than the Business;

          (d) Non-Transferred Employees and Non-Transferred Terminated Employees (except to the extent otherwise provided in the Employee Agreement); and

          (e)  Retained Environmental Liabilities.

Seller, for itself and each of its Affiliates, hereby irrevocably and unconditionally waives and releases Buyer and each of its Affiliates from all Retained Liabilities or liabilities associated with the Excluded Assets.

     Section 2.4.  Condition on Assignment or Assumption of Contracts and
Rights.

     Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or assume any Contract or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment or assumption thereof, without the Consent of a third party thereto, would constitute a breach thereof. Any transfer or assignment to Buyer by Seller of any property or property rights or any Contract which requires the Consent of any third party shall be made subject to such Consent being obtained. If such Consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller will cooperate with Buyer in any arrangement, including an operating or other services agreement if reasonably required by Buyer,

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reasonably designed to provide for Buyer, at Seller's cost, the benefits under any such Contract or rights including, without limitation, enforcement for the benefit of Buyer of any and all rights of Seller against a third party or Governmental Body thereto arising out of the breach or cancellation by such third party or Governmental Body or otherwise. To the extent that Buyer does receive all of the benefits of any such Contract or rights pursuant to the preceding sentence, such Contract shall be a Contract deemed to have been assigned or transferred to Buyer pursuant to Section 2.2(b)(i). Seller shall not be obligated (although Buyer is permitted at its expense) to provide any arrangement or effect any assignment pursuant to this Section 2.4 which results in an out-of-pocket cost or expenditure by Seller, or exposure to or continuation of liability to Seller, resulting from such arrangements and assignments, that would be reasonably estimated to be in excess of $250,000, in the aggregate, except as otherwise expressly provided for by this Agreement, and
(ii) where Seller has continuing liability or exposure due to any third party's failure to release Seller as a result of such third party's unwillingness to accept Buyer as assignee; provided, however, that if Buyer , at Buyer's option, indemnifies Seller from such continuing liability or exposure on terms and conditions reasonably satisfactory to Seller, then Seller shall provide an arrangement or assignment of the Contract to Buyer.

     Section 2.5.  Settlement of Intercompany Accounts.

     At or prior to the Closing, Seller shall cause all intercompany payables, receivables and loans between Seller's Southern Union Gas Division and any of the Subsidiaries, on the one hand, and Seller and its Affiliates (other than the Southern Union Gas Division and any of the Subsidiaries), on the other hand, to be settled or cancelled.

                                  ARTICLE III.
                                 PURCHASE PRICE

     Section 3.1.  Purchase Price.

     Subject to the terms and conditions of this Agreement, the aggregate purchase price for the Assets owned directly by Seller and for the Stock (the "Purchase Price") shall be an amount equal to Four Hundred Twenty Million Dollars ($420,000,000) in cash, as adjusted in accordance with Section 3.2, and the assumption by Buyer at Closing of the Assumed Liabilities.

     Section 3.2.  Adjustment to Purchase Price.

          (a) Schedule 3.2 sets forth the Working Capital of the Business as of June 30, 2002 (the "Base Statement"). "Working Capital" shall mean Current Assets less Current Liabilities. "Current Assets" shall mean current assets of the Business as reflected in the Base Statement as of the relevant date of determination, but excluding Excluded Assets, intercompany receivables (that is, receivables of the Business from divisions, subsidiaries or Affiliates of Seller not a part of the Business) and prepaid insurance. "Current Liabilities" shall mean the current liabilities of the Business as reflected in the Base Statement as of the relevant date of determination, but excluding Retained Liabilities (including liabilities associated with Excluded Assets), intercompany payables (that is, payables of the Business to divisions, subsidiaries or Affiliates of Seller not a part of the Business, and accrued liability for Taxes for which Seller is liable. Within 90 days following the

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Closing Date, Seller shall prepare and deliver to Buyer a statement (the
"Closing Statement"), which shall set forth in reasonable detail the amount of Working Capital of the Business as of the Closing Date prepared on a basis consistent with the Base Statement, and a calculation of the adjustment to the Purchase Price that is payable based upon the difference between the Working Capital in the Base Statement and the Working Capital in the Closing Statement. Buyer agrees, at no cost to Seller, to give Seller and its authorized representatives reasonable access to such employees, officers and other facilities and such books and records of the Buyer and the Subsidiaries as are reasonably necessary to allow Seller and its authorized representatives to prepare the Closing Statement. The Base Statement shall be prepared using the same accounting methods, policies, practices, procedures and adjustments as were used in the preparation of the Financial Statements. The Closing Statement shall be prepared using the same accounting methods, policies, practices, procedures and adjustments as were used in the preparation of the Financial Statements.

          (b) Following its receipt from Seller of the Closing Statement, Buyer shall have 15 Business Days to review the Closing Statement and to inform Seller in writing of any disagreement (the "Objection") which it may have with the Closing Statement, which objection shall specify in reasonable detail Buyer's disagreement with the Closing Statement. If Seller does not receive the Objection within such 15-Business Day period, the amount of Working Capital set forth on the Closing Statement delivered pursuant to Section 3.2(a) shall be deemed to have been accepted by Buyer and shall become binding upon Buyer. If Buyer does timely deliver an Objection to Seller, Seller shall then have 15 Business Days from the date of receipt of such Objection (the "Review Period") to review and respond to the Objection. Buyer and Seller shall attempt in good faith to resolve any disagreements with respect to the determination of Working Capital of the Business as of the Closing Date or the amount of the adjustment to the Purchase Price. If they are unable to resolve all of their disagreements with respect to the determination of Working Capital of the Business as of the Closing Date or the amount of the adjustment to the Purchase Price within 15 Business Days following the expiration of Seller's Review Period, they may refer, at the option of either Buyer or Seller, their differences to Deloitte & Touche LLP, or if Deloitte & Touche LLP declines to accept such engagement, an internationally recognized firm of independent public accountants selected jointly by Buyer and Seller, who shall determine only with respect to the differences so submitted, whether and to what extent, if any, the amount of Working Capital of the Business as of the Closing Date set forth in the Closing Statement requires adjustment. If Buyer and Seller are unable to so select the independent public accountants within 15 Business Days of Deloitte & Touche LLP declining to accept such engagement, either Buyer or Seller may thereafter request that the American Arbitration Association make such selection (as applicable, Deloitte & Touche LLP, the firm selected by Buyer and Seller or the firm selected by the American Arbitration Association is referred to as the "CPA Firm"). Buyer and Seller shall direct the CPA Firm to use its reasonable best efforts to render its determination within 30 days after the issue is first submitted to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon Buyer and Seller. The fees and disbursements of the CPA Firm shall be shared equally by Buyer and Seller. Buyer and Seller shall make readily available to the CPA Firm all relevant books and records relating to the Closing Statement and all other items reasonably requested by the CPA Firm. The Closing Statement as agreed to by Buyer and Seller or as determined by the CPA Firm shall be referred to as the "Final Closing Statement."

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          (c) In the event of a positive difference between Working Capital on the Final Closing Statement from the Working Capital on the Base Statement, then Buyer shall pay to Seller in cash the amount of such difference. In the event of a negative difference between the Working Capital on the Base Statement from the Working Capital on the Final Closing Statement, then Seller shall pay to Buyer in cash the amount of such difference. All amounts payable under this Section 3.2(c) shall be paid within five (5) Business Days of the determination of the Final Closing Statement by wire transfer of immediately available funds to a bank account in the United States of America designated in writing by the recipient not less than one Business Day before such payment.

          (d) The Seller and Buyer hereby agree that, on or before the Closing Date, all intercompany accounts of the Business due from or to Seller or any divisions, subsidiaries or Affiliates of Seller not a part of the Business shall be paid in full or offset, dividended or distributed to the Seller or its Affiliates, or otherwise cancelled without payment.

                                   ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Section 4.1. Organization, Existence and Qualification.

     Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Oklahoma, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to perform its obligations under all Contracts to which it is a party, and to execute and deliver this Agreement and the Related Documents to which Buyer is a party. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state in which the failure to be so qualified or in good standing would materially adversely affect the business or properties of Buyer or Seller's ability to consummate the transactions contemplated hereby.

     Section 4.2. Authority Relative to this Agreement and Binding Effect.

     The execution, delivery and performance of this Agreement and the Related Documents by Buyer have been duly authorized by Buyer's Board of Directors, which constitutes all necessary corporate action required on the part of Buyer and Buyer's shareholders for such authorizations. The execution, delivery and performance of this Agreement and the Related Documents by Buyer will not result in (a) any conflict with or breach or violation of or default under the Organizational Documents of Buyer, (b) a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, any indenture, mortgage, deed of trust, security agreement, loan agreement, or Contract to which Buyer is a party or by which its assets are bound, or (c) a violation of any Order of any Governmental Body. This Agreement constitutes, and the Related Documents to be executed by Buyer when executed and delivered will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

     Section 4.3. Governmental and Other Required Consents.

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     Except for those Consents described in Schedule 4.3 and except as set forth in Schedule 5.3 to the extent (but only to the extent) applicable to Buyer, no Consent of any Governmental Body or third Person is required to be obtained by Buyer in connection with the execution and delivery by Buyer of this Agreement or the Related Documents or the consummation by Buyer of the transactions contemplated by this Agreement or the Related Documents. Buyer has no knowledge of any facts or circumstances relating to Buyer or its Affiliates that reasonably would be likely to preclude or prolong the receipt by Buyer or Seller of any of its or their required Consents.

     Section 4.4. Availability of Funds.

     Buyer has available, and will have available through the payment of the Purchase Price at Closing, sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

     Section 4.5. Filings.

     No statement furnished by Buyer for inclusion in any filing with any Governmental Body in connection with obtaining such Governmental Body's Consent for the consummation of the transactions contemplated by this Agreement will contain, as of the date such information is so provided, any untrue statement of a material fact or will omit to state, as of the date such information is so provided, any material fact which is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     Section 4.6. Brokers.

     Except for UBS Warburg LLC, no broker or finder has acted for or on behalf of Buyer or any Affiliate of Buyer in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, or to any other compensation based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any Affiliate of Buyer for which Seller or any Affiliate of Seller has or will have any liability or obligation (contingent or otherwise).

     Section 4.7. Independent Investigation.

     Buyer is knowledgeable about the businesses engaged in by Seller through its Southern Union Gas Company division and the Subsidiaries and of the usual and customary practices of companies engaged in businesses similar to such businesses and has had access to the Assets, the officers and employees of Seller, and the books, records and files of Seller relating to the Business and the Assets. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own independent due diligence investigation of the Business and upon the representations and warranties made in Article V.

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     Section 4.8. Public Utility Holding Company Status; Regulation as a Public
Utility.

     Buyer is a "public utility company" (as such term is defined in PUHCA). Buyer is not a "holding company" or a "subsidiary" or an "affiliate" of a "public utility company" or of a "holding company", within the meaning of such terms in PUHCA.

     Section 4.9. Investment Intent; Investment Experience; Restricted
Securities.

     Buyer is acquiring the Stock for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof in violation of federal or state securities law. In acquiring the Stock, Buyer is not offering or selling, and will not offer or sell, for Seller in connection with any distribution of the Stock, and Buyer does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws. Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Stock, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Stock. Buyer is an "accredited investor" as such term is defined in Regulation D under the Securities Act. Buyer understands that the Stock has not been registered pursuant to the Securities Act or any applicable state securities laws, that the Stock will be characterized as "restricted securities" under federal securities laws and that under such laws and applicable regulations the Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Section 5.1. Organization, Existence and Qualification.

     Seller and each Subsidiary is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct the portion of the Business conducted by it as it is now being conducted, to own or use its portion of the Assets and to perform its obligations under all Contracts to which it is a party. Energia Estrella del Sur, S.A. de C.V. ("EES") is a limited liability variable stock corporation (sociedad anonima de capital variable) duly incorporated and in existence under the laws of the United Mexican States and has all necessary authority to conduct the portion of the Business conducted by it as it is now being conducted, to own or use its portion of the Assets and to perform its obligations under all Contracts to which it is a party. Seller has full corporate power and authority to execute and deliver this Agreement and the Related Documents to which Seller is a party. Seller and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Texas and each other state or country in which the failure to be so qualified or in good standing would have a Material Adverse Effect.

     Section 5.2. Authority Relative to this Agreement and Binding Effect.

     The execution, delivery and performance of this Agreement and the Related Documents by Seller have been duly authorized by Seller's Board of Directors, which constitutes all necessary

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corporate action required on the part of Seller and Seller's shareholders for such authorizations. Except as set forth in Schedule 5.2, the execution, delivery and performance of this Agreement and the Related Documents by Seller will not result in (a) any conflict with or breach or violation of or default under the Organizational Documents of Seller or any Subsidiary, (b) a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, any indenture, mortgage, deed of trust, security agreement, loan agreement, or Material Contract to which Seller or any Subsidiary is a party or by which any of the Assets are bound, or (c) a violation of any Order of any Governmental Body, except for such exceptions to the foregoing clauses (b) and (c) that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect or that will be cured, waived or otherwise remedied on or prior to the Closing Date. This Agreement constitutes, and the Related Documents to be executed by Seller when executed and delivered will constitute, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

     Section 5.3. Governmental and Other Required Consents.

     Except as set forth in Schedule 5.3, no Consent of any Governmental Body or third Person is required to be obtained by Seller or any Subsidiary or, to Seller's knowledge, Buyer, in connection with the execution and delivery by Seller and Buyer of this Agreement or the Related Documents or the consummation by Seller and Buyer of the transactions contemplated by this Agreement or the Related Documents, other than any Consent the failure of which to obtain would not be reasonably likely to have a Material Adverse Effect. Seller has no knowledge of any facts or circumstances relating to Seller, any Subsidiary or their Affiliates that reasonably would be likely to preclude or prolong either
(i) the receipt of such required consents or (ii) consummation of the transactions contemplated by this Agreement in accordance with its terms.

     Section 5.4. Capitalization of the Subsidiaries; Title to Stock.

          (e) Seller owns all of the issued and outstanding shares of the capital stock of each Subsidiary, free and clear of any Encumbrances except Permitted Encumbrances, and all of such shares are duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. None of the Subsidiaries has, or is bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of such Subsidiary, including any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. None of the Subsidiaries may be required to acquire by any means, directly or indirectly, any capital stock, voting rights, equity interests or investments in another Person, which would constitute a material acquisition or investment for the Business.

          (f) Except as set forth in the next sentence, no Subsidiary has any direct or indirect interest in any other Person. Southern Union Energy International, Inc. ("SUEI") owns 99%, and Southern Union International Investments, Inc. ("SUII") owns 1%, of the issued and outstanding capital stock of EES, and EES owns the percentage interest of the capital stock of each limited liability variable stock corporation (sociedad anonima de capital variable) organized under the laws

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of the United Mexican States that is described in Schedule 5.4(b) (each, an
"EES-Related Entity"). Each of SUEI and SUII owns its respective shares of capital stock of EES free and clear of any Encumbrances. EES owns its shares of capital stock in each EES-Related Entity free and clear of any Encumbrances except for (i) Encumbrances imposed under the Organizational Documents of such EES-Related Entity or otherwise disclosed in Schedule 5.4(b), or under foreign, federal or state securities laws, and (ii) Permitted Encumbrances. All such shares of EES and, to the Knowledge of Seller, all shares owned by EES in each EES-Related Entity are duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights.

     Section 5.5. Title to Assets; Encumbrances.

     Seller or the appropriate Subsidiary has good and indefeasible title to the Assets reflected in the Financial Statements except those that in the aggregate are not material to the Business and those disposed of since the date of the Financial Statements in the ordinary course of business or otherwise disposed of in accordance with this Agreement. None of the Assets are subject to any Encumbrance except (i) Encumbrances described in Schedule 5.5 and (ii) Permitted Encumbrances. Except as set forth in Schedule 5.5, Seller or the appropriate Subsidiary owns or possesses all Easements necessary to conduct the Business as now being conducted without any known conflict with the rights of others, in each case except to the extent that the failure to own or possess such Easements would not have a Material Adverse Effect. Except in cases which individually or in the aggregate are not reasonably likely to result in a Material Adverse Effect, (i) Seller or the appropriate Subsidiary enjoys peaceful and undisturbed possession under all material leases of Real Property, and (ii) to the Knowledge of Seller, all such leases are valid and subsisting and in full force and effect.

     Section 5.6. Financial Statements.

     Schedule 5.6 sets forth the unaudited consolidated statement of assets and liabilities of the Business as of June 30, 2002 (the "Balance Sheet") and the unaudited consolidated statement of profit of the Business for the twelve-month period ended June 30, 2002 (collectively, the "Financial Statements"). Except as set forth in Schedule 5.6, the Financial Statements have been prepared on a pre-tax basis consistent with Seller's consolidated audited financial statements prepared in accordance, in all material respects, with GAAP, as of, and for its fiscal year ended, June 30, 2002. Except as set forth in Schedule 5.6, the Balance Sheet presents fairly in all material respects the consolidated financial condition of the Business as of its date and the statement of profit included in the Financial Statements presents fairly in all material respects the consolidated results of operations of the Business for the period covered thereby. The books and records of Seller and the Subsidiaries from which the Financial Statements were derived were complete and accurate in all material respects at the time of such preparation.

     Section 5.7. Compliance with Legal Requirements; Governmental Permits.

     Except as relates to tax matters (which are provided for in Section 5.9), employee benefit matters (which are provided for in Section 5.13) or environmental matters (which are provided for in Section 5.14) and except as set forth in Schedule 5.7, to the Knowledge of Seller: (i) neither Seller nor any Subsidiary is in violation of any Legal Requirement or Order that is applicable to it that is material to the conduct or operation of the Business, or to the ownership or use of any of the Assets,

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in either case taken as a whole; and (ii) Seller or the appropriate Subsidiary possesses all permits, licenses, and authorizations from Governmental Bodies required by any applicable Legal Requirement or Order material to the operation of the Business substantially in the manner in which it is currently being conducted by Seller and the Subsidiaries, taken as a whole.

     Section 5.8. Legal Proceedings; Outstanding Orders.

     Except as set forth in Schedule 5.8, as of the date of this Agreement, there is no pending or Threatened Proceeding (a) that has been commenced against Seller or any Subsidiary that is reasonably likely to have an adverse financial effect on the Business of more than $250,000 or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the transactions contemplated hereby. Except as disclosed in
Schedule 5.8, as of the date of this Agreement, there are no outstanding Orders against Seller or any Subsidiary which relate to or arise out of the conduct of the Business or the ownership, condition or operation of the Business or the Assets (other than any Order relating to rates, tariffs and similar matters arising in the ordinary course of business) which individually or in the aggregate would have an adverse financial effect on the Business of more than $250,000.

     Section 5.9. Taxes.

     Seller or the appropriate Subsidiary has filed all United States federal, state and local income Tax Returns required to be filed by Seller or such Subsidiary or requests for extensions to file such Tax Returns have been timely filed, and Seller or such Subsidiary has paid and discharged or made adequate provision for all Taxes except where failure to so file, pay, discharge or make adequate provision for would not be material to the Business, other than Retained Liabilities. There are no pending audits or other examinations relating to any Tax matters relating to the Business except as set forth in Schedule 5.9. To the Knowledge of Seller, there are no Tax liens on the Assets. As of the date of this Agreement, neither Seller nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax relating to the Business except as set forth in Schedule
5.9. As of the Closing Date, none of the Subsidiaries will be a party to, will be bound by or will have any obligation under any tax sharing agreement or similar agreement or arrangement that includes Seller or any Affiliate of Seller.

     Section 5.10. Intellectual Property.

     Seller and each Subsidiary possesses or has adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the Business in the manner in which it is currently being conducted by Seller or such Subsidiary, except for the failure to possess or have adequate rights to use such properties that would not have a Material Adverse Effect. Seller has no Knowledge of (i) any infringement or claimed infringement by Seller or any Subsidiary of any patent, trademark, service mark or copyright of others or (ii) any infringement of any patent, trademark, service mark or copyright owned by or under license to Seller or any Subsidiary except for any such infringements of the type described in clause (i) or (ii) that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

     Section 5.11. Personal Property.

     Except for such exceptions as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, the machinery and equipment included among the Assets are in normal operating condition and in a state of reasonable maintenance and repair, and are suitable in all material respects for the purposes for which they are now being used in the conduct of the Business.

     Section 5.12. Material Contracts.

     Except as described in Schedule 5.12, all of the Material Contracts are in full force and effect as of the date hereof and, to Seller's Knowledge, there are no defaults under any such Contracts except for any failure to be in full force and effect and for any default that, individually or in the aggregate, will not have a Material Adverse Effect.

     Section 5.13. Employee Benefit Matters.

          (g) Schedule 5.13 lists (i) each "Employee Benefit Plan," as such term is defined in Section 3(3) of ERISA, which is covered by any provision of ERISA and which is maintained by Seller for the benefit of the Employees and each other material fringe benefit plan, policy or arrangement currently maintained by Seller for the benefit of Employees which provides for pension, deferred compensation, bonuses, severance, employee insurance coverage or similar employee benefits (collectively, "Employee Plans"); and (ii) each collective bargaining, union or other employee association agreement, employment, managerial advisory, and consulting agreement, employee confidentiality agreement, and all other material agreements, policies, or arrangements maintained by Seller for the Employees. Seller has made available to Buyer copies, which were accurate and complete as of the date so made available, of all such documents and (if applicable) summary plan descriptions with respect to such plans, agreements and arrangements, or summary description(s) of any such plans, agreements or arrangements not otherwise in writing.

          (h) Seller's Pension Plan and Seller's 401(k) Plan are the only Employee Plans which are intended to be qualified under Section 401(a) of the IRC.

          (i) Each Employee Benefit Plan maintained by Seller for the benefit of the Employees has been established and administered in all material respects in accordance with the material terms of ERISA and the applicable provisions of the IRC.

     Section 5.14. Environmental Matters.

          (a)  Except as set forth in Schedule 5.14:

              (i) Compliance. Seller and each Subsidiary are in compliance with all Environmental Laws applicable to the Assets and Business. Seller and each Subsidiary have not received any written communication that alleges that Seller or any of the Subsidiaries are not in compliance with applicable Environmental Laws related to the Assets and Business. To the Knowledge of Seller, Seller and each Subsidiary have not used any waste disposal site, or otherwise disposed of, or transported, or arranged for the transportation of, any Hazardous Materials to any location in violation of any Environmental Law that relates to the Assets and Business.

              (ii) Environmental Permits. Seller and each Subsidiary have obtained or applied for all environmental, health and safety permits and authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their present operations related to the Assets and Business, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Seller and each Subsidiary are in compliance with all terms and conditions of the Environmental Permits related to the Assets and Business, in each case except where the failure to obtain or be in compliance with such Environmental Permits or the requirement to make any expenditure in connection with such Environmental Permits would not, individually or in the aggregate, have an adverse financial effect on the Business of more than $250,000.

              (iii) Environmental Claims. To the Knowledge of Seller, there is no Environmental Claim related to the Assets and Business pending (i) against Seller or any Subsidiary, (ii) against any person or entity whose liability for any Environmental Claim Seller or any Subsidiary has retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations that Seller or any Subsidiary owns, leases or manages, in whole or in part, which, in the cases of (i), (ii) or (iii) would reasonably be expected to have, in the aggregate, an adverse financial effect on the Business of more than $250,000.

              (iv) Releases. Seller has no Knowledge of any Releases of any Hazardous Material related to the Assets and Business and its assets, properties and operations that would reasonably be expected to form the basis of any Environmental Claim against Seller or any Subsidiary, or against any person or entity whose liability for any Environmental Claim Seller or any Subsidiary has retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials, the liability for which would not reasonably be expected to have, in the aggregate, an adverse financial effect on the Business of more than $250,000, or would not constitute an Assumed Liability.

              (v) Predecessors. Seller has no Knowledge, with respect to any predecessor of Seller or any Subsidiaries, of any Environmental Claim or Environmental Liability related to the Assets pending or threatened, or of any Release of Hazardous Materials that would reasonably be expected to form the basis of any Environmental Claim or Environmental Liability related to the Assets, that would reasonably be expected to have a Material Adverse Effect

              (vi) Disclosure. Seller has no Knowledge of any material facts related to the Assets that Seller reasonably believes would form the basis of an Environmental Claim or Environmental Liability arising from (i) the cost of pollution control equipment currently required or known to be required in the future or (ii) current remediation costs or remediation costs known to be required in the future, in either case that would reasonably be expected to have a Material Adverse Effect.

          (b) The only representations and warranties given in respect of environmental, matters and compliance with and liability under Environmental Laws are those contained in Section

5.14 and none of the other representations and warranties shall be deemed to constitute, directly or indirectly, a representation and warranty in respect of environmental matters or compliance with and liability under Environmental Laws.

     Section 5.15. Absence of Certain Changes or Events.

     Except (i) as set forth in Schedule 5.15, (ii) for any intercompany receivables or payables that will be paid, cancelled or offset prior to Closing as contemplated in Section 3.2(d) hereof and (iii) any actions taken by Seller or any Subsidiary that would be permitted by Section 6.1(a), since June 30, 2002, the Business has been conducted in the ordinary course, except in connection with entering into this Agreement or any marketing by them of the Business. Since June 30, 2002, there has not been any event or condition, or series of events or conditions, occurring outside the normal course of business affecting the Assets that either (x) has resulted in, or (y) to Seller's Knowledge, will result in, a Material Adverse Effect.

     Section 5.16. Regulatory Matters.

          (j) Schedule 5.16 reflects all of the currently pending rate filings relating to the Business heretofore made by Seller before any Governmental Body and each other currently pending rate Proceeding of any Governmental Body (other than Proceedings that also affect other Persons engaged in a business similar to the Business such as generic or industry-wide Proceedings) that is reasonably likely to have a Material Adverse Effect.

          (k) All currently effective material filings relating to the Business heretofore made by Seller or any Subsidiary with any Governmental Body were made in material compliance with Legal Requirements then applicable thereto and the information contained therein was true and correct in all material respects as of the respective dates of such filings.

     Section 5.17. Public Utility Holding Company Status; Regulation as a Public
                   Utility.

     Seller is a "gas utility company" and a "public utility company" (as such terms are defined in PUHCA). Seller indirectly owns a minority interest in a "foreign utility company" (as such term is defined in PUHCA) that is exempt from, and is deemed not to be a public utility company for purposes of, PUHCA pursuant to Section 33 thereof and with respect to which Seller has filed with the SEC a Form U-57 notification of foreign utility company status. Except as stated in this Section 5.17, neither Seller nor any of the Subsidiaries is a "holding company," a "subsidiary company," a "public utility company," or an "Affiliate" of a "public utility company" or a "holding company" within the meaning of such terms in PUHCA.

     Section 5.18. Brokers.

     Except for J.P. Morgan Securities Inc., no broker or finder has acted for or on behalf of Seller or any Affiliate of Seller in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, or to any other compensation based in any way on agreements, arrangements or understandings made by or on behalf of Seller or any Affiliate of Seller for which Buyer has or will have any liability or obligation (contingent or otherwise).

     Section 5.19. Disclaimer.

     Except as otherwise expressly set forth in this Article V, Seller expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the assets or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by Seller or any Subsidiary, and Seller SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS OR PROPERTIES, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH ASSETS AND PROPERTIES ARE BEING ACQUIRED, "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, WITH ALL FAULTS AND THAT BUYER SHALL RELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF.

     Section 5.20. Insurance.

          (l) Schedule 5.20 sets forth a true and complete list of all current policies of property and casualty insurance, insuring the properties, assets, employees and/or operations of the Business (collectively, the "Policies"). All premiums payable under such Policies have been paid in a timely manner and Seller and each Subsidiary have complied in all material respects with the terms and conditions of all such Policies.

          (m) All material Policies are in full force and effect. Neither Seller nor any Subsidiary is in material default under any provisions of the Policies, and there is no claim by Seller or any Subsidiary or any other Person pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Policies.

     Section 5.21. Absence of Undisclosed Liabilities.

     Except as disclosed on Schedule 5.21, neither Seller nor any Subsidiary has any indebtedness or liability, absolute or contingent, related to the Assets, including any obligations, liabilities or commitments of SUEI, SUII or EES to any other Person, including the EES-Related Entities, of a nature required by GAAP to be reflected in a consolidated corporate balance sheet relating to the Business, except liabilities, obligations or contingencies that (i) are accrued or reserved against in the Financial Statements or reflected in the notes thereto, (ii) were incurred or accrued in the ordinary course of business (including liens of current taxes and assessments not in default) since June 30, 2002, or (iii) to Seller's Knowledge, would not reasonably be expected, individually or in the aggregate, to have an adverse financial effect on the Business of more than $750,000.

                                   ARTICLE VI.
                                    COVENANTS

     Section 6.1. Covenants of Seller.

     Seller agrees to observe and perform the following covenants and agreements:

          (a) Conduct of the Business Prior to the Closing Date. With respect to the Business, except (i) as contemplated in this Agreement or in Schedule 6.1,
(ii) as required by any Legal Requirement or Order or (iii) as otherwise expressly consented to in writing by Buyer which consent will not be unreasonably withheld or delayed, prior to the Closing, Seller will, with respect to the Business, and will cause each Subsidiary to:

              (i) not make or permit any material change in the general nature of the Business;

              (ii) maintain the Business in the ordinary course of business in accordance with prudent business judgment and consistent with past practice and policy, and maintain the Assets in their present condition, reasonable wear and tear excepted, subject to retirements in the ordinary course of business;

              (iii) not enter into, or renew or extend, any material transaction or Material Contract other than in the ordinary course of business;

              (iv) not purchase, sell, lease, dispose of or otherwise transfer or make any Contract for the purchase, sale, lease, disposition or transfer of, or subject to Encumbrance, any material Assets other than in the ordinary course of business;

              (v) not hire any new employee unless such employee is a bona fide replacement for either a presently-filled position or a vacancy in an authorized position with the Business;

              (vi) not make any unbudgeted capital expenditure or capital expenditure commitment in excess of $500,000 in the aggregate except in the event of service interruption, emergency or casualty loss;

              (vii) comply in all material respects with all applicable material Legal Requirements and Orders, including without limitation those relating to the filing of reports and the payment of Taxes due to be paid prior to the Closing, other than those contested in good faith;

              (viii) except in the ordinary course of business or in accordance with the terms of any existing Contract, Employee Plan or collective bargaining agreement, not grant any material increase or change in total compensation or benefits (taken as a whole) to any of the Transferred Employees or enter into any employment, severance or similar Contract with any Person or amend any such existing Contracts to increase any amounts payable thereunder or benefits provided thereunder;

              (ix) not terminate any Material Contract except in the case of a breach of such Contract by the other party thereto;

              (x) not create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness for money borrowed other than in the ordinary course of business (it being understood and agreed that customer advances, customer deposits and construction advances do not create indebtedness for money borrowed), except pursuant to advances made by Seller to the Business or to the Subsidiaries;

              (xi)   not amend the Organizational Documents of any Subsidiary;

              (xii) not make any change in the stock ownership of any Subsidiary and not grant, issue, sell, dispose of, pledge or otherwise encumber any interest in any Subsidiary; and

              (xiii) not make any commitment to take any of the actions prohibited by this Section 6.1(a).

          (b) Access to the Business, Assets and Records; Updating Information.

              (i) From and after the date hereof and until the Closing Date, Seller shall permit Buyer and its Representatives to have, on reasonable notice and at reasonable times, reasonable access to all properties, employees, offices and books, papers and records to the extent that they reasonably relate to the ownership, operation, obligations and liabilities of the Business, the Subsidiaries and the Assets; provided, however, that such access shall not unreasonably interfere with the operation of the Business; and provided, further, that Buyer hereby agrees to defend, indemnify and hold harmless Seller from and against all Losses arising out of or relating to Buyer's access provided pursuant to this Section 6.1(b)(1). Without limiting the application of the Confidentiality Agreement, all documents or information furnished by Seller or obtained by Buyer hereunder shall be subject to the Confidentiality Agreement.

              (ii) Seller will notify Buyer as promptly as practicable of any significant change in the ordinary course of business for the Business and of any material Proceedings (Threatened or pending) involving or affecting the Business or the transactions contemplated by this Agreement, of any unbudgeted capital expenditure or commitment in excess of $100,000, individually, or $500,000 in the aggregate, and shall use reasonable efforts to keep Buyer fully informed of such events.

          (c) Consents. Seller will use its commercially reasonable efforts and act diligently to obtain all necessary Consents from any Person required to consummate the transactions contemplated hereby in a timely manner, including the Consent of any Person required under any Legal Requirement or Contract applicable to the Business and all Consents listed in Schedule 5.3.

     Section 6.2. Covenants of Buyer.

     Buyer agrees to observe and perform the following covenants and agreements:

          (n) Consents. Buyer will use its commercially reasonable efforts and act diligently to assist Seller in obtaining all necessary Consents from any Person required to consummate the transactions contemplated hereby in a timely manner, including the Consent of any Person required under any Legal Requirement or Contract applicable to the Business, and will use its commercially reasonable efforts and act diligently to obtain all Consents described in Section 4.3 and all Consents listed in Schedule 5.3 in a timely manner.

          (o) Access to Information. After Closing, Buyer will, and will cause its Representatives to, afford to Seller, including its Representatives, reasonable access to all books, records, files and documents related to the Business in order to permit Seller to prepare and file its Tax Returns and to prepare for and participate in any investigation with respect thereto, to prepare for and participate in any other investigation and defend any Proceedings relating to or involving Seller, any Subsidiary or the Business for which Seller may be responsible, to discharge its obligations under this Agreement and the other Related Documents to which it is a party and for other reasonable purposes and will afford Seller reasonable assistance in connection therewith. Buyer will cause such records to be maintained for not less than seven years from the Closing Date and will not dispose of such records without first offering in writing to deliver them to Seller; provided, however, that in the event that Buyer transfers all or a portion of the Business to any third party during such period, Buyer may transfer to such third party all or a portion of the books, records, files and documents related thereof, provided such third party transferee expressly assumes in writing the obligations of Buyer under this Section 6.2(b). In addition, on and after the Closing Date, at Seller's request, Buyer shall make available to Seller and its Affiliates, employees, representatives and agents, those employees of Buyer requested by Seller in connection with any Proceeding, including to provide testimony, to be deposed, to act as witnesses and to assist counsel; provided, however, that (x) such access to such employees shall not unreasonably interfere with the normal conduct of the operations of Buyer and (y) Seller shall reimburse Buyer for the out-of-pocket costs reasonably incurred by Buyer in making such employees available to Seller.

          (p) Seller Guarantees and Surety Instruments. Buyer shall use its commercially reasonable efforts to assist Seller in obtaining full and complete releases on the guarantees, letters of credit, bonds and other surety instruments provided by Seller in connection with the Business or for the benefit of any Subsidiary. For purposes of this Section 6.2(c), commercially reasonable efforts shall include: (i) Buyer's assumption of the Contracts on the terms set forth in this Agreement; and (ii) an obligation on the part of Buyer to provide a guaranty, letter of credit, bond or other surety instrument at Closing to the extent required by any Contract assumed by Buyer or retained by any Subsidiary at Closing and, in general, no later than ninety (90) days after the Closing Date but effective as of the Closing Date, an equivalent surety instrument to be substituted for any surety instrument provided by Seller to any beneficiary in connection with the Business or for the benefit of any Subsidiary. Buyer shall indemnify, defend and hold harmless Seller and its Affiliates for any and all Losses (in each case without deduction or set off) incurred on account of Seller's guarantees, letters of credit, bonds and other surety instruments on or after the Closing Date insofar as such Losses relate to events occurring on or after Closing.

          (q) Notice of Breach. Buyer shall promptly, but in any event prior to the Closing Date, give to Seller written notice with particularity upon having knowledge prior to the Closing Date of any matter that Buyer reasonably believes would constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement, including, without limitation, Seller's representations in Article V. For purposes of Section 6.2(d) and Section 12.3(e), the "knowledge of Buyer" or any similar phrases shall mean the knowledge of those employees of Buyer responsible for negotiation of this Agreement and due diligence with respect to the transactions contemplated by this Agreement.

     Section 6.3. Governmental Filings.

          (r) HSR Act Filing. Buyer and Seller shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable following the execution of this Agreement, shall supply as promptly as practicable any additional information or documentary material that may be requested pursuant to the HSR Act and shall take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Buyer and Seller shall comply substantially with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, made by the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (the "Antitrust Authorities") and take all other reasonable actions to obtain clearance from the Antitrust Authorities, or if such clearance cannot be obtained, to reach an agreement, settlement, consent providing for divestiture, a "hold separate" agreement, contractual undertakings with third Persons or any other relief with the concerned Antitrust Authority in order to permit the consummation of the transactions contemplated by this Agreement. Buyer shall exercise its commercially reasonable efforts, and Seller shall cooperate fully with Buyer, to prevent the entry in any Proceeding brought by an Antitrust Authority or any Governmental Body of an Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement. Seller shall not oppose any efforts of Buyer, including Buyer's proffer of consent to any Order, to complete lawfully the transactions contemplated by this Agreement, and shall cooperate in good faith with Buyer and the Antitrust Authorities to the same effect. Notwithstanding the foregoing, neither party shall be required to agree to any divestiture of or material restriction on, a material business, a material asset or a material group of related assets that, in any such case, is owned or operated by it or any of its Affiliates.

          (s) Other Regulatory Filings. Buyer and Seller will, as soon as reasonably practicable following the execution of this Agreement, prepare and file with each Governmental Body requests for such Consents as may be necessary for the consummation of the transactions contemplated herein in accordance with the terms of this Agreement. Buyer and Seller will diligently pursue such Consents and will cooperate with each other in seeking such Consents. To this end, the parties agree to make available the personnel and other resources of their respective organizations in order to accomplish actions reasonably required by them to obtain all such Consents. Each party will promptly inform the other party of any communication received by such party from, or given by such party to, any Governmental Body from which any such Consent is required and of any material communication received or given in connection with any Proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and will permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any such Governmental Body or, in connection with any Proceeding by a private party, with any other Person, and to the extent permitted by such Governmental Body or other Person, give the other party the opportunity to attend and to participate in such meetings and conferences. Neither party shall take any action in connection with obtaining any Consent from any Governmental Body that is intended to create, allocate, or shift to the other party any liability arising from the obtaining of such Consent.

     Section 6.4. Seller Marks.

     Buyer acknowledges and agrees with Seller that Seller has the absolute and exclusive proprietary right to all names, marks, trade names, trademarks and corporate symbols and logos incorporating "Southern Union", "Southern" and "SU" (collectively and together with all other names, marks, trade names, trademarks and corporate symbols and logos owned by Seller or any of its Affiliates, the "Seller Marks"), all rights to which and the goodwill represented thereby and pertaining thereto are being retained by Seller. Within one hundred eighty (180) days after the Closing Date, Buyer shall cease using any Seller Mark, shall use commercially reasonable efforts to remove from the Assets any and all Seller Marks and shall amend the relevant Organizational Documents of Southern Transmission Company, SuPro Energy Co., SUEI and SUII to change the name of such Subsidiaries to a name that does not include any Seller Mark or any name or term confusingly similar to any Seller Mark. Thereafter, Buyer shall not use any Seller Mark or any name or term confusingly similar to any Seller Mark in connection with the sale of any products or services, in the corporate or doing business name of any of its Affiliates or otherwise in the conduct of its or any of its Affiliate's businesses or operations. In the event that Buyer breaches this Section 6.4, Seller shall be entitled to specific performance of this
Section 6.4 and to injunctive relief against further violations, as well as any other remedies at law or in equity available to Seller.

     Section 6.5. Acknowledgment by Buyer.

     In order to induce Seller to enter into and perform this Agreement and the Related Documents, Buyer acknowledges and agrees with Seller as follows:

     THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE V OF THIS AGREEMENT CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND BY THE RELATED DOCUMENTS, AND THERE ARE NO REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERSTANDINGS OR AGREEMENTS, ORAL OR WRITTEN, IN RELATION THERETO BETWEEN THE PARTIES OTHER THAN THOSE INCORPORATED HEREIN AND THEREIN. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V OF THIS AGREEMENT, BUYER DISCLAIMS RELIANCE ON ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, BY OR ON BEHALF OF SELLER OR ITS AFFILIATES OR REPRESENTATIVES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER

     ACKNOWLEDGES AND AGREES THAT, EXCEPT AS PROVIDED IN SECTIONS 5.7, 5.11 AND 5.14, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF SELLER WITH RESPECT TO THE CONDITION OF THE ASSETS, COMPLIANCE WITH ENVIRONMENTAL LAWS AND ENVIRONMENTAL PERMITS OR THE PRESENCE OR RELEASES OF HAZARDOUS MATERIAL IN THE FIXTURES, SOILS, GROUNDWATER, SURFACE WATER OR AIR ON, UNDER OR ABOUT OR EMANATING FROM ANY OF THE PROPERTIES OR ASSETS OF SELLER OR ANY SUBSIDIARY.

     Section 6.6. Transition Plan.

     Within fifteen (15) days after the execution date of this Agreement, Buyer shall deliver to Seller a list of its proposed representatives to a joint transition team, which shall include individuals with expertise from various functional specialties associated or involved in providing billing, payroll and other support services provided to the Business by any automated or manual process using facilities or employees that are not included among the Assets or Transferred Employees. Seller will add its representatives, subject to Buyer's approval, which approval shall not unreasonably be withheld, to such team within fifteen (15) days after receipt of Buyer's list. Such team will be responsible for preparing as soon as reasonably practicable after the execution date of this Agreement, and timely implementing, a transition plan which will identify and describe substantially all of the various transition activities that the parties will cause to occur before and after the Closing and any other transfer of control matters that any party reasonably believes should be addressed in such transition plan, including the matters set forth on Exhibit 6.6. Buyer and Seller shall use their commercially reasonable efforts to cause their Representatives on such transition team to cooperate in good faith and take all reasonable steps necessary to develop a mutually acceptable transition plan by no later than sixty (60) days after the date of this Agreement. The terms and conditions governing such transition activities will be more fully set forth in a Transition Agreement reasonably satisfactory to the parties, including the matters set forth on Exhibit 6.6, that will be executed and delivered by the Buyer and Seller at the Closing.

     Section 6.7. Purchase of Leased Assets.

     Buyer and Seller shall use commercially reasonable efforts to arrange for Buyer, on the Closing Date, to enter into new lease agreements covering the motor vehicles and other equipment listed on Schedule 6.7 and leased by the lessors to Seller as identified on Schedule 6.7 (the "Leased Assets"), or if unable to do so, then for Buyer to purchase any Leased Assets directly from any such Lessor on, or promptly after, the Closing Date upon Buyer's payment directly to any Lessor of the purchase price for any of the Leased Assets under the applicable Lease. In either case, Buyer shall be responsible for, and shall pay any related title transfer, registration, sales tax and similar fees, including expenses of counsel, if any, associated with any such lease arrangement or any transfer of title arising therefrom, or in lieu thereof, including any motor vehicle title transfer and registration issues.

     Section 6.8. Meter Reading.

     On and prior to the Closing Date, Seller shall read the customer meters in their normal cycle and in due course render the related bills to its customers served by the Business. Seller shall also read each transportation customer meter (collectively, "Large Volume Meters") on the day immediately preceding the Closing Date. Seller shall provide Buyer with the last meter reading from each of the Large Volume Meters made on the day immediately preceding the Closing Date as soon as practical after the Closing Date. After the Closing Date, Buyer shall read the customer meters for their first time, in the normal cycle, and in due course render bills for service during the period between the Seller's last reading in the normal cycle and the Buyer's first reading in the normal cycle to the customers. Buyer shall determine the volume of gas sold by the Seller prior to the Closing Date through Large Volume Meters by the Seller's meter readings on the day immediately preceding Closing Date. Buyer shall determine by allocation the volumes of gas sold by the Seller through all meters other than Large Volume Meters, prior to the Closing Date, and the gas sold by the Seller, on and after the Closing Date and prior to its first meter reading through meters without charts. Such allocation shall be consistent with the Seller's past practices for unbilled revenues. Once such determinations have been made by Buyer, the estimated amounts of accounts receivable and earned but unbilled revenue shall be adjusted based upon such determinations for purposes of the Working Capital adjustment.

     Section 6.9. Insurance.

     Seller agrees to use commercially reasonable efforts to negotiate with each of the insurance companies identified on Schedule 5.20 thereon with an asterisk in order to provide Buyer the benefit of coverage under the Policies for all "occurrences," as that term is defined by the Policies, arising from the conduct of the Business on or prior to Closing.

     Section 6.10. Risk of Loss.

     The risk of any loss, damage, impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing, and by Buyer at all times thereafter. If any such loss, damage or impairment, confiscation or condemnation occurs, Seller shall apply the proceeds of any insurance policy, judgment or award with respect thereto to impair, replace or restore the Assets as soon as possible to their prior condition; provided, however, anything contained in this Agreement to the contrary notwithstanding, Seller shall not be obligated to expend sums in excess of the proceeds of any insurance policy, judgment or award with respect to any loss, damage, impairment, confiscation or condemnation of any of the Assets in order to repair, replace or restore such Assets to their prior condition. The provisions of this Section 16.10 shall apply in the event ("Casualty Event") of any damage or destruction to the Assets which would result in the non-occurrence of a condition precedent to Buyer's obligation to consummate this Agreement. If a Casualty Event shall occur, Buyer at its option, may proceed to close this Agreement on the Closing Date, in which event Seller shall pay or assign to Buyer the proceeds from any insurance policies covering Assets subject to the Casualty Event to the extent such proceeds are received by or payable to Seller and have not been used in or committed to the restoration or replacement of Assets subject to the Casualty Event as of the Closing Date.

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                                  ARTICLE VII.
                              CONDITIONS PRECEDENT

     Section 7.1. Seller's Conditions Precedent to Closing.

     The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

          (t) Representations and Warranties True as of the Closing Date. Buyer's representations and warranties in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, subject to changes expressly contemplated and permitted by this Agreement, except that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in all material respects as of, or in respect of, such date or period.

          (u) Compliance with Agreements. The covenants, agreements and conditions required by this Agreement or the Employee Agreement to be performed and complied with by Buyer shall have been performed and complied with in all material respects prior to or at the Closing Date.

          (v) Certificate. Buyer shall execute and deliver to Seller a certificate of an authorized officer of Buyer, dated the Closing Date, stating that the conditions specified in Sections 7.1(a) and 7.1(b) of this Agreement have been satisfied.

          (w) Governmental Approvals and Other Consents. Seller shall have obtained all Consents of Governmental Bodies (or the Consent of the appropriate Governmental Body shall be able to be deemed to have been received in accordance with the applicable Legal Requirement) and other Persons which are required in order to consummate the transactions contemplated hereby and to transfer the Assets and the Stock to Buyer without Seller incurring material liability under any Legal Requirement, Order or Contract.

          (x) HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

          (y) Injunctions. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement.

          (z) Documents. Buyer shall have delivered or shall stand ready to deliver all the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder on or before the Closing Date, including pursuant to Section 8.1, and shall have taken such actions as Seller may have requested pursuant to Section 11.2 hereof.

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

     Section 7.2. Buyer's Conditions Precedent to Closing.

     The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

          (aa) Representations and Warranties True as of the Closing Date. Seller's representations and warranties in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, subject to changes expressly contemplated and permitted by this Agreement, except (i) that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in all material respects as of, or in respect of, such date or period, and (ii) to the extent that any failure of such representations and warranties to be true and correct as aforesaid when taken in the aggregate would not have a Material Adverse Effect.

          (bb) Compliance with Agreements. The covenants, agreements and conditions required by this Agreement or the Employee Agreement to be performed and complied with by Seller shall have been performed and complied with in all material respects prior to or at the Closing Date, except where the failure to so perform or comply when taken in the aggregate would not have a Material Adverse Effect.

          (cc) Certificate. Seller shall execute and deliver to Buyer a certificate of an authorized officer of Seller, dated the Closing Date, stating that the conditions specified in Sections 7.2(a) and 7.2(b) of this Agreement have been satisfied.

          (dd) Governmental Approvals and Other Consents. Seller shall have obtained all Consents of Governmental Bodies (or the Consent of the appropriate Governmental Body shall be able to be deemed to have been received in accordance with the applicable Legal Requirement) and other Persons which are required in order to consummate the transactions contemplated hereby other than those the failure of which to obtain would not have a Material Adverse Effect. For purposes of this Section 7.2(d), no failure to obtain Consents from any local franchising authorities with respect to the applicable franchises shall be deemed to have a Material Adverse Effect, provided, however, that the failure to obtain a Consent from either the City of Austin, Texas or the City of El Paso, Texas with respect to the applicable franchise shall be deemed to have a Material Adverse Effect.

          (ee) HSR Act. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

          (ff) Injunctions. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated by this Agreement.

          (gg) Documents. Seller shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including pursuant to Section 8.1.

                                       32

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                                  ARTICLE VIII.
                                     CLOSING

     Section 8.1. Closing.

     The closing of the purchase and sale of the Assets (the "Closing") will take place at the offices of Fleischman and Walsh, L.L.P., 1400 Sixteenth Street, N.W., Suite 600, Washington, D.C. 20036, on the fifth business day after the date on which the conditions specified in Sections 7.1(d) and 7.2(d) are satisfied or waived, unless another time, date and place is agreed to in writing by the parties. The date of the Closing is referred to in this Agreement as the "Closing Date." The transactions to be consummated on the Closing Date shall be deemed to have been consummated as of 12:01 a.m. on the Closing Date. At the Closing the following events shall occur, each event being deemed to have occurred simultaneously with the other events.

          (hh) Bill of Sale. Seller and Buyer shall execute and deliver a bill of sale and assignment and assumption agreement in a form reasonably acceptable to the parties.

          (ii) Stock Certificates; Resignations. Seller shall deliver to Buyer,
(i) the certificates representing the Stock, duly and validly endorsed to or registered in the name of Buyer or its nominees or accompanied by separate stock powers duly and validly executed by Seller; (ii) certificates representing the shares of EES owned by SUEI and SUII and the shares of each EES-Related Entity owned by EES; and (iii) letters of resignation, effective as of the Closing Date, from each director and each officer of each Subsidiary and of EES.

          (jj) Payment of Purchase Price. Buyer will pay to Seller an amount equal to the Estimated Purchase Price by wire transferring such amount, in lawful money of the United States of America in immediately available funds, to such account as Seller shall have designated by notice to Buyer.

          (kk) Other Related Documents. To the extent consistent with the other provisions of this Agreement, Seller (or the appropriate Affiliate of Seller) and Buyer shall execute and deliver such other Related Documents (including special warranty deeds, blanket easement assignments, conveyances, motor vehicle certificates of title and special assignment and assumption instruments) and shall obtain and deliver such other certificates reasonably requested by a party that are necessary in order to satisfy any applicable Legal Requirements relating to the transfer of the Assets or the Stock to Buyer or the assumption of the Assumed Liabilities by Buyer; provided, however, that nothing in this clause (d) shall obligate Seller or any Affiliate of Seller to execute or deliver any document that affects, in a manner adverse to Seller, Seller's liability to Buyer as expressed herein.

          (ll) Buyer and Seller shall give prompt written instruction to the Escrow Agent that the Escrow Amount shall be refunded to Buyer. The Escrow Agreement shall then be terminated, subject to its terms and conditions.


                                       33

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                                   ARTICLE IX.
                                   TERMINATION

     Section 9.1. Termination Rights.

     This Agreement may be terminated in its entirety at any time prior to the
Closing:

          (mm) By the mutual written agreement of Seller and Buyer;

          (nn) By Buyer, on the one hand, or Seller, on the other hand, in writing if there shall be in effect a nonappealable Order prohibiting, enjoining or restricting the transactions contemplated by this Agreement;

          (oo) By Buyer, upon the breach in any material respect of any of the representations and warranties of Seller contained herein or in the failure by Seller to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Seller, provided that all such breaches or failures are reasonably likely to result in a Material Adverse Effect and are not cured or otherwise addressed by Seller in a manner reasonably acceptable to Buyer within fifteen (15) days of Seller's receipt of a written notice from Buyer that such breaches or failures have occurred (or significant efforts have not been commenced to cure such misrepresentations or breaches if they are susceptible to cure but not capable of being cured within such fifteen (15) days);

          (pp) By Seller, upon the breach in any material respect of any of the representations and warranties of Buyer contained herein or the failure by Buyer to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Buyer, provided that such breach or failure is not cured or otherwise addressed by Buyer in a manner reasonably acceptable to Seller within fifteen (15) days of Buyer's receipt of a written notice from Seller that such a breach or failure has occurred (or significant efforts have not been commenced to cure such misrepresentation or breach if it is susceptible to cure but not capable of being cured within such fifteen (15) days);

          (qq) By either party in writing if the Closing has not occurred within ninety (90) days after the execution date specified in the first paragraph of this Agreement (the "Upset Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(e) will not be available to any party that is in material breach of its representations, warranties, covenants or agreements contained herein; and provided further that in the event either party's conditions precedent to Closing set forth in Article VII have not been satisfied prior to the Upset Date but reasonably are capable of being satisfied thereafter, then either party may request from the other up to an aggregate of three (3) thirty (30) day extensions of the Upset Date, the other party's approval of such extension(s) not unreasonably to be withheld (for the avoidance of doubt, the Upset Date shall not be extended by more than 90 days); or

          (rr) By Seller, if at Closing Buyer fails to make the payments required to be made by Buyer at Closing.

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
     Section 9.2. Limitation on Right to Terminate: Effect of Termination.

          (a) A party shall not be allowed to exercise any right of termination pursuant to Section 9.1 if the event giving rise to the termination right shall be due to the willful failure of such party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements hereof to be performed or observed by such party.

          (b) If this Agreement is terminated as permitted under Section 9.1, such termination shall be without liability of or to any party to this Agreement, or any shareholder or Representative of such party; provided, however, that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of any other party or to perform a covenant of this Agreement or from a material and willful breach by any party to this Agreement (it being understood that the failure to cure a breach shall not, by itself, be a willful breach of this Agreement), then such party shall (subject to the limitation set forth in the last sentence of this Section 9.2(b)) be fully liable for any and all damages sustained or incurred by the other party. If prior to Closing either party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing party in such proceedings shall be entitled to recover all costs incurred by such party including reasonable attorney's fees, in addition to any other relief to which such party may be entitled; provided, however, and notwithstanding anything to the contrary in this Agreement, in no event shall either party be entitled to receive any punitive, exemplary, special, remote, speculative, indirect or consequential damages (including any damages on account of lost profits or opportunities).

          (c) If Seller terminates this Agreement pursuant to Section 9.1(d) or
Section 9.1(f), then Seller shall be entitled to payment of the Escrow Amount as liquidated damages free of any claims by Buyer or any other Person with respect thereto (the parties hereby acknowledging that the extent of damages to Seller occasioned by such breach or default by Buyer would be impossible or extremely difficult to ascertain and that the amount of the Escrow Amount is a fair and reasonable estimate of such damages under the circumstances). If this Agreement is terminated for any reason other than as set forth in the preceding sentence, then the Escrow Amount shall be paid to Buyer, free of any claims by Seller or any other Person with respect thereto.

          (d) If Buyer terminates this Agreement pursuant to Section 9.1(c), then Buyer shall be entitled to recover from Seller $30,000,000 as liquidated damages (the parties hereby acknowledging that the extent of damages to Buyer occasioned by such breach or default by Seller would be impossible or extremely difficult to ascertain and that the amount of such liquidated damages is a fair and reasonable estimate of such damages under the circumstances).

     Section 9.3. Escrow Amount.

     Concurrently with the execution of this Agreement, Buyer has made a deposit of $30,000,000 (the "Escrow Amount") with J.P. Morgan Chase National Bank, New York, NY (the "Escrow Agent"), to be held by the Escrow Agent pursuant to the terms of an Escrow Agreement, dated as of the date of this Agreement, among Buyer, Seller and the Escrow Agent as security for the payment of the liquidated damages due from Buyer to Seller pursuant to Section 9.1(d) or 9.1(f), in which event

Seller shall be entitled to give notice to the Escrow Agent and Buyer, causing the prompt release and payment of the Escrow Amount to Seller by the Escrow Agent pursuant to the Escrow Agreement.

                                   ARTICLE X.
                                EMPLOYEE MATTERS

     Section 10.1. Employee Agreement.

     The parties have addressed the transfer of employees and employee benefit matters in a separate agreement, entitled Employee Agreement, the terms and provisions of which are incorporated into this Agreement as if fully set forth herein and a copy of which is attached hereto as Exhibit 10.1 (the "Employee Agreement").

                                   ARTICLE XI.
                                   TAX MATTERS

     Section 11.1. Purchase Price Allocation.

     Within 180 days after the Closing Date, Buyer and Seller shall use their good faith efforts to agree upon the allocation (the "Allocation") of the Purchase Price, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Purchase Price) to the individual assets or classes of assets within the meaning of Section 1060 of the IRC. If Buyer and Seller agree to such Allocation, Buyer and Seller covenant and agree that (i) the values assigned to the assets by the parties' mutual agreement shall be conclusive and final for all purposes, and (ii) neither Buyer nor Seller will take any position before any Governmental Body or in any Proceeding that is in any way inconsistent with such Allocation. Notwithstanding the foregoing, if Buyer and Seller cannot agree to an Allocation, Buyer and Seller covenant and agree to file, and to cause their respective Affiliates to file, all Tax Returns and schedules thereto (including, for example, amended returns, claims for refund, and those returns and forms required under Section 1060 of the IRC and any Treasury regulations promulgated thereunder) consistent with each of such party's good faith Allocations, unless otherwise required because of a change in any Legal Requirement.

     Section 11.2. Cooperation with Respect to Like-Kind Exchange.

     Buyer agrees that Seller may, at Seller's election prior to the Closing Date, direct that all or a portion of the Purchase Price be delivered to a "qualified intermediary" (as defined in Treasury Regulation Section 1.1031(k) -
(g)(4)) as to enable Seller's relinquishment of the Assets to qualify as part of a like-kind exchange of property covered by Section 1031 of the IRC. If Seller so elects, Buyer shall cooperate with Seller (but without being required to incur any out-of-pocket costs in the course thereof) in connection with Seller's efforts to effect such like-kind exchange, which cooperation shall include, without limitation, taking such actions as Seller requests in order to enable Seller to qualify such transfer as part of a like-kind exchange of property covered by Section 1031 of the IRC (including any actions required to facilitate the use of a "qualified intermediary"), and Buyer agrees that Seller may assign all or part of its rights and delegate all or part of its obligations under this Agreement to a person or entity acting as a qualified intermediary to qualify the transfer of the Assets as part of a like-kind exchange of property covered by Section 1031 of the IRC. Buyer and

Seller agree in good faith to use reasonable efforts to coordinate the transactions contemplated by this Agreement with any other transactions engaged in by either Buyer or Seller; provided that such efforts are not required to include an unreasonable delay in the consummation of the transactions contemplated by this Agreement.

     Section 11.3. Transaction Taxes.

     All transfer, documentary, recording, notarial, sales, use, registration, stamp and other similar taxes, fees and expenses (including, but not limited to, all applicable stock transfer, real estate transfer or gains Taxes and including any penalties, interest and additions to such tax) ("Transaction Taxes") incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Buyer, to the extent that Buyer is legally obligated to pay those Transaction Taxes, and shall be borne by the Seller, to the extent that Seller is legally obligated to pay Transaction Taxes, regardless of whether the tax authority seeks to collect such Taxes from Seller or Buyer. Buyer and the Seller shall cooperate in timely making and filing all Tax Returns as may be required to comply with the provisions of laws relating to such Transaction Taxes. Seller shall prepare all tax filings related to any Transaction Taxes. Fifteen (15) days prior to making such filings, Seller shall provide to Buyer Seller's work papers for Buyer's review and approval. Ten (10) days prior to the filing date, Buyer shall provide to Seller approval of such work papers. Buyer shall also be responsible for (i) administering the payment of such Transaction Taxes, (ii) defending or pursuing any proceedings related thereto, and (iii) paying any expenses related thereto. Seller shall give prompt written notice to Buyer of any proposed adjustment or assessment of any Transaction Taxes with respect to the transaction, or of any examination of said transaction in a sales, use, transfer or similar tax audit. In any proceedings, whether formal or informal, Seller shall permit Buyer to participate and control the defense of such proceeding and shall take all actions and execute all documents required to allow such participation. Seller shall not negotiate a settlement or compromise of any Transaction Taxes without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

     Section 11.4. Real and Personal Property Taxes.

     All real and personal property Taxes and assessments arising with respect to the Assets shall be prorated between Buyer and Seller based on the relative periods of time the Assets were owned by each respective party or their respective Affiliates during the fiscal period for which such Taxes are imposed by the applicable taxing jurisdiction (as such fiscal period is or may be reflected on the bill rendered by such taxing jurisdiction). Upon receipt by Buyer of the tax bill, invoice or other statement regarding such real and personal property Taxes, Buyer shall calculate the pro rata share of such tax bill, invoice or other statement attributable to Buyer and Seller. Buyer then shall forward, as soon as practicable, to Seller a copy of such tax bill, invoice or statement along with the supporting documentation relating to the calculation of the pro rata share to Seller. Seller then shall forward to Buyer payment in immediately available funds of its pro rata share of such Taxes as soon as practicable in advance of the due date of the tax bill, invoice or statement and in time to avoid the incurrence of penalties or interest. Upon its receipt of such payment, Buyer will pay the full amount of the tax bill, invoice or statement to the applicable taxing authority. In the event Seller first receives a tax bill, invoice or statement relating to the Assets from a taxing authority, Seller shall immediately forward such tax bill, invoice or statement to Buyer.

     Section 11.5. Taxes Based on Revenues.

     All sales, franchise, gross receipts and other similar Taxes based upon revenues of the Business shall be prorated between Buyer and Seller, with Seller being obligated to reimburse Buyer only for the portion of any such Tax that is applicable to the cash received by Seller prior to the Closing Date that relates to the revenues of the Business being taxed. Upon receipt by Buyer of the tax bill, invoice or other statement regarding such Taxes, Buyer shall calculate the pro rata share of such tax bill, invoice or other statement attributable to Buyer and Seller. Buyer then shall forward, as soon as practicable, to Seller a copy of such tax bill, invoice or statement along with the supporting documentation relating to the calculation of the pro rata share to Seller. Seller then shall forward to Buyer payment in immediately available funds of its pro rata share of such Taxes as soon as practicable in advance of the due date of the tax bill, invoice or statement and in time to avoid the incurrence of penalties or interest. Upon its receipt of such payment, Buyer will pay the full amount of the tax bill, invoice or statement to the applicable taxing authority. In the event Seller first receives a tax bill, invoice or statement relating to the revenues of the Business from a taxing authority, Seller shall immediately forward such tax bill, invoice or statement to Buyer.

                                  ARTICLE XII.
                                 INDEMNIFICATION

     Section 12.1. Indemnification by Seller.

     From and after Closing and subject to the other provisions of this Article XII, Seller shall indemnify and hold harmless Buyer, its Representatives, Affiliates, successors and permitted assigns (collectively, the "Buyer Indemnitees") from and against any and all Losses as incurred by a Buyer Indemnitee, payable quarterly upon proper written request, and directly resulting from:

          (a) any representations and warranties made by Seller in this Agreement not being true and correct when made or when required by this Agreement to be true and correct, or any breach or default by Seller in the performance of its covenants, agreements, or obligations under this Agreement or the Employee Agreement required to be performed prior to Closing;

          (b) any breach or default by Seller in the performance of its covenants, agreements, or obligations under this Agreement or the Employee Agreement required to be performed after Closing; and

          (c) Seller's failure to perform or satisfy any of the Retained Liabilities or liabilities associated with the Excluded Assets.

     Section 12.2. Indemnification by Buyer.

     From and after Closing and subject to the other provisions of this Article XII, Buyer shall indemnify and hold harmless Seller, its Representatives, Affiliates, successors and permitted assigns (collectively, the "Seller Indemnitees") from and against any and all Losses as incurred by a Seller Indemnitee, payable quarterly upon proper written request, and directly resulting from:

          (a) any representations and warranties made by Buyer in this Agreement not being true and correct when made or when required by this Agreement to be true and correct, or any breach or default by Buyer in the performance of its covenants, agreements, or obligations under this Agreement or the Employee Agreement required to be performed prior to Closing;

          (b) any breach or default by Buyer in the performance of its covenants, agreements, or obligations under this Agreement or the Employee Agreement required to be performed after Closing; and

          (c) the Assumed Liabilities.

     Section 12.3. Limitations on Seller's Liability.

     Notwithstanding anything to the contrary in this Agreement, the liability of Seller under this Agreement and any documents delivered in connection herewith or contemplated hereby shall be limited as follows:

          (a) IN NO EVENT SHALL SELLER BE LIABLE TO THE BUYER INDEMNITEES FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES; provided, however, that if Buyer is held liable to a third party for any of such damages and Seller is obligated to indemnify Buyer for the matter that gave rise to such damages, then Seller shall be liable for, and obligated to reimburse Buyer for, such damages.

          (b) Except as provided below, the representations and warranties of Seller set forth in this Agreement shall survive the Closing until June 30, 2003; provided however, that the representations and warranties set forth in
Section 5.2 (Authority Relative to this Agreement and Binding Effect), Section
5.5 (Title to Assets; Encumbrances), and Section 5.18 (Brokers) shall survive indefinitely; the representations and warranties set forth in Section 5.6 (Financial Statements), Section 5.14 (Environmental Matters), Section 5.15 (Absence of Certain Changes or Events), and Section 5.21 (Absence of Undisclosed Liabilities) shall survive until March 31, 2004; and the representations and warranties set forth in Section 5.9 (Taxes) shall survive for a period equal to the applicable statute of limitations for the taxable year for each Tax. The other terms of this Agreement and the agreements delivered in connection herewith shall survive the Closing. All representations and warranties, covenants and agreements of Seller under this Agreement and the indemnities granted by Seller in Section 12.1 shall terminate at 5:00 p.m., East Coast time, on the applicable survival termination date set forth above; provided, however, that such indemnities shall survive with respect only to any specific matter that is the subject of a proper Claim Notice delivered in good faith in compliance with the requirements of this Section 12.3 until the earlier to occur of (A) the date on which a final nonappealable resolution of the matter described in such Claim Notice has been reached, including the determination of all related Losses, if any, regardless of when such Losses are finally determined or (B) the date on which the matter described in such Claim Notice has otherwise reached final resolution, including the determination of all related Losses, if any, regardless of when such Losses are finally determined. In no event shall any amounts be recovered from Seller under Section 12.1 or otherwise for any matter for which a Claim Notice is not delivered to Seller prior to the close of business on the applicable date set forth above.

          (c) Notwithstanding anything to the contrary in this Agreement, in no event shall Seller indemnify the Buyer Indemnitees, or be otherwise liable in any way whatsoever to the Buyer Indemnitees, for any Losses otherwise subject to indemnification by Seller (determined after giving effect to the other provisions of this Section 12.3) until the Buyer Indemnitees have incurred otherwise indemnifiable Losses that in the aggregate exceed $5,000,000 (the "Deductible"), after which Seller shall then be liable for indemnifiable Losses incurred by the Buyer Indemnitees in excess of such amount up to the maximum amount set forth in Section 12.3(d). For the purposes of calculating the Deductible, none of the dollar limitations or Material Adverse Effect qualifiers contained in the representations and warranties of Article V shall be included in calculating Losses that comprise the Deductible.

          (d) Notwithstanding anything to the contrary in this Agreement, in no event shall Seller indemnify the Buyer Indemnitees, or be otherwise liable in any way whatsoever to the Buyer Indemnitees, for any Losses otherwise subject to indemnification by Seller (determined after giving effect to the other provisions of this Section 12.3) that in the aggregate exceed $42,000,000.

          (e) No amount shall be recovered from Seller for the breach or untruth of any of Seller's representations, warranties, covenants or agreements, or for any other matter, to the extent that Buyer had knowledge of such breach, untruth or other matter at or prior to the Closing, no shall Buyer be entitled to rescission with respect to any such matter, unless and except to the extent that Buyer has satisfied Section 6.2(d).

          (f) Seller shall have no liability for any claim or Loss (A) that would be covered by insurance maintained by or for the benefit of Buyer or any Affiliate of Buyer (including any such insurance coverage applicable to the Business the benefit of which the Buyer will realize, if Buyer were to maintain insurance coverage as is customary for the industry in which the Business is conducted consistent with the coverage described in Schedule 5.20) or for which Buyer otherwise recovers payments in respect of such Loss from any other source(s) (whether in a lump sum or stream of payments) or (B) that is the type normally recoverable by the Business through rates and is in fact substantially recovered by Buyer through rates, provided that Buyer shall have made a good faith effort to recover any such claim or loss through rates and that such recovery is not indeterminable due to the terms of any rate settlement agreed to by Buyer, or is otherwise recovered by Buyer through rates. No cost or expense relating to any such claim or Loss that is actually recovered based on the foregoing shall be included in determining the extent of Losses suffered by the Buyer Indemnitees for purposes of Section 12.3(c) or Section 12.3(d). Buyer agrees to use its commercially reasonable efforts to give timely and effective written notice to the appropriate insurance carrier(s) of any occurrence or circumstances which, in the judgment of Buyer consistent with its customary risk management practices, appear likely to give rise to a claim against Buyer that is likely to involve one or more insurance policies of Buyer. Any such notice shall be given in good faith by Buyer without regard to the possibility of indemnification payments by Seller under Section 12.1, and shall be processed by Buyer in good faith and in a manner consistent with its risk management practices involving claims for which no third party contractual indemnification is available. Buyer agrees that (i) if it is entitled to receive payment from Seller for a Loss, and (ii) if Buyer has obtained insurance which may cover the claim or matter giving rise to such Loss, then (iii) such insurance shall be primary coverage and Buyer will make a claim under such insurance (if such claim can be made in good faith) before enforcing its right to receive payment from Seller. If at any time subsequent to the receipt by a Buyer Indemnitee of an indemnity payment from Seller hereunder, such Buyer Indemnitee (or any Affiliate thereof) receives any recovery, settlement or other similar payment with respect to the Loss for which it receives such indemnity payment, such Buyer Indemnitee shall promptly pay to Seller an amount equal to the amount of such recovery, less any expense incurred by such Buyer Indemnitee (or its Affiliates) in connection with such recovery, but in no event shall any such payment exceed the amount of such indemnity payment.

          (g) Notwithstanding any language contained in any Related Document (including deeds and other conveyance documents relating to the Real Property), the representations and warranties of Seller set forth in this Agreement will not be merged into any such Related Document and the indemnification obligations of Seller, and the limitations on such obligations, set forth in this Agreement shall control. No provision set forth in any such Related Document shall be deemed to enlarge, alter or amend the terms or provisions of this Agreement.

     Section 12.4. Limitation on Buyer's Liability.

     IN NO EVENT SHALL BUYER BE LIABLE TO THE SELLER INDEMNITEES FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES; provided, however, that if Seller is held liable to a third party for any of such damages and Buyer is obligated to indemnify Seller for the matter that gave rise to such damages, then Buyer shall be liable for, and obligated to reimburse Seller for, such damages.

     Section 12.5. Claims Procedure.

          (a) All claims for indemnification under Section 12.1 or 12.2, or any other provision of this Agreement except as otherwise expressly provided in this Agreement, shall be asserted and resolved pursuant to this Article XII. Any Person claiming indemnification hereunder is referred to as the "Indemnified Party" and any Person against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party." In the event that any Losses are asserted against, sought to be collected from or threatened to be sought from an Indemnified Party, by a third party, including a Governmental Body, said Indemnified Party shall with reasonable promptness provide to the Indemnifying Party a Claim Notice. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such Losses if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement in reasonably sufficient time so that the Indemnifying Party's ability to defend against the Losses is not prejudiced. The Indemnifying Party shall have thirty (30) days from the personal delivery or receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Losses and/or (ii) whether or not it desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Losses; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party (and of which it shall have given notice and opportunity to comment to the Indemnifying Party) and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Losses, the Indemnifying Party shall have the right to defend all appropriate proceedings, and with counsel of its own choosing, which proceedings shall be promptly settled or prosecuted by them to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Losses that the Indemnifying Party elects to contest or, if appropriate and related to the claim in question, in making any counterclaim against the Person asserting the third party Losses, or any cross-complaint against any Person. No claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party.

          (b) The Indemnified Party shall provide reasonable assistance to the Indemnifying Party and provide access to its books, records and personnel as the Indemnifying Party reasonably requests in connection with the investigation or defense of the Losses. The Indemnifying Party shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnified Party for out-of-pocket costs and expenses incurred by the latter in providing the requested assistance.

          (c) With regard to third party claims for which Buyer or Seller is entitled to indemnification under Section 12.1 or 12.2, such indemnification shall be paid by the Indemnifying Party upon: (i) the entry of an Order against the Indemnified Party and the expiration of any applicable appeal period; or
(ii) a settlement with the consent of the Indemnifying Party, provided that no such consent need be obtained if the Indemnifying Party fails to respond to the Claim Notice as provided in Section 12.4(a). Notwithstanding the foregoing but subject to Section 12.4(a), and provided that there is no dispute as to the applicability of indemnification, expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party as if such expenses are a liability of the Indemnifying Party.

     Section 12.6. Exclusive Remedy.

     Except as otherwise provided in Sections 3.2(b), 6.4, 9.2, 9.3 or 13.6, the rights, remedies and obligations of the Buyer Indemnitees and the Seller Indemnitees set forth in this Article XII will be the exclusive rights, remedies and obligations of such Persons after the Closing with respect to all post-Closing claims relating to this Agreement, the events giving rise to this Agreement and the transactions provided for herein or contemplated hereby or thereby. No Proceeding for termination or rescission, or claiming repudiation, of this Agreement may be brought or maintained by either party against the other following the Closing Date no matter how severe, grave or fundamental any breach, default or nonperformance may be by one party. Accordingly, the parties hereby expressly waive and forego any and all rights they may possess to bring any such Proceeding.

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

     Section 12.7. Indemnification for Negligence.

     WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, VIOLATION OF ANY LAW OR OTHER LEGAL FAULT OF OR BY SUCH INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

     Section 12.8. Waiver and Release.

     Buyer, on behalf of itself and each other Buyer Indemnitee, hereby forever waives, relieves, releases and discharges the Seller Indemnitees and their successors and assigns from any and all rights, liabilities, Proceedings (including future Proceedings) and Losses of any Buyer Indemnitee, whether known or unknown at the Closing Date, which any Buyer Indemnitee has or incurs, or may in the future have or incur, arising out of or related to any Assumed Liability.

                                  ARTICLE XIII.
                               GENERAL PROVISIONS

     Section 13.1. Expenses.

     Except as otherwise specifically provided herein, each Party will pay all costs and expenses of its performance of and compliance with this Agreement, including Sections 6.7, 11.3 and 11.4. Notwithstanding anything to the contrary herein, Buyer and Seller will split on a 50/50 basis all filing fees associated with the HSR Act.

     Section 13.2. Notices.

     All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given upon receipt if either (a) personally delivered with written acknowledgment of such receipt, (b) sent by prepaid first class mail, and registered or certified and a return receipt requested, as of the date such receipt indicates by signature, (c) sent by overnight delivery via a nationally recognized carrier with written acknowledgment of such receipt or (d) by facsimile with, and as of the date of, completed transmission being acknowledged:

If to Seller, to:

Southern Union Company
One PEI Center
Wilkes-Barre, PA 18711-0601
Attention:  Thomas F. Karam, President and Chief Operating Officer
Telecopier:  (570) 829-8900

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

with a copy (which shall not constitute notice) to:

Southern Union Company
One PEI Center
Wilkes-Barre, PA 18711-0601
Attention:  Dennis K. Morgan, Executive Vice President,
Administration and General Counsel
Telecopier:  (570) 820-2402

and a copy (which shall not constitute notice) to:

Fleischman and Walsh, L.L.P.
1400 Sixteenth Street, N.W.
Washington, D.C.  20036
Attention:  Stephen A. Bouchard
Telecopier:  (202) 265-5706

If to Buyer, to:

ONEOK, Inc.
100 West Fifth Street
Tulsa, OK  74103
Attention:  David L. Kyle
Telecopier:  (918) 588-7961

with a copy (which shall not constitute notice) to:

ONEOK, Inc.
100 West Fifth Street
Tulsa, OK  74103
Attention:  James C. Kneale
Telecopier:  (918) 588-7971

and a copy (which shall not constitute notice) to:

Gable & Gotwals
100 West Fifth Street, Suite 1100
Tulsa, OK  74103-4217
Attention:  John R. Barker
Telecopier:  918/595-4990

or at such other address or number as shall be given in writing by a party to the other party.

     Section 13.3. Assignment.

     This Agreement may not be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party hereto, such consent not to be unreasonably withheld; provided, however, in the event of any such assignment by a party by operation of law without the consent of the other party as required above, such other party may consent to such assignment after it has occurred and, in such event, this Agreement and all the provisions hereof shall be binding upon the Person receiving such assignment by operation of law. Notwithstanding the foregoing, Seller may assign all or part of its rights or delegate all or part of its duties under this Agreement, without the prior written consent of Buyer, to a qualified intermediary chosen by Seller to structure all or part of the transactions contemplated hereby as a like-kind exchange of property covered by
Section 1031 of the IRC.

     Section 13.4. Successor Bound.

     Subject to the provisions of Section 13.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 13.5. Governing Law.

     The validity, performance, and enforcement of this Agreement and all Related Documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law of such state.

     Section 13.6. Dispute Resolution.

     Except as otherwise provided in Sections 3.2(b) and 6.4, and this Section 13.6, any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute") shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

          (a) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize mediation to assist in the resolution of the Dispute. Discussions and correspondence among the parties' representatives for purposes of these negotiations and any mediation shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of both parties shall not be admissible in the arbitration described below, or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

          (b) If negotiations between the representatives of the parties do not resolve the Dispute within sixty (60) days of the initial written request, the Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the commercial arbitration rules, as then amended and in effect, of the American Arbitration Association (the "Rules"). Either party may demand such arbitration in accordance with the procedures set out in the Rules. The arbitrator shall be selected by agreement of the parties within thirty (30) days of the demand for arbitration and if no such agreement has been reached, then in accordance with the Rules and shall be reasonably acceptable to both parties. The arbitration hearing shall take place in Chicago, Illinois. The arbitration proceedings shall be commenced within one hundred twenty (120) days of a party's demand for arbitration properly submitted in accordance with the Rules. The arbitrator shall determine what discovery, if any, shall be appropriate, shall control the scheduling of the same and rule on all discovery disputes. At the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses. The arbitrator shall have authority to award only actual damages and shall not have the authority to award consequential, punitive or exemplary damages or any other form of relief. The arbitrator shall rule on the Dispute by issuing a written reasoned opinion within sixty (60) days after the close of hearings. The arbitrator shall determine the date on which the hearings are closed. The arbitrator's decision shall be binding and final. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

          (c) Each party will bear its own costs and expenses in connection with the arbitration proceedings with respect to any Dispute; provided, however, that:

              if the arbitrator determines that the position taken in the Dispute by the nonprevailing party taken as a whole is unreasonable, the arbitrator may order the nonprevailing party to bear such fees and expenses, and reimburse the prevailing party for all or such portion of its reasonable costs and expenses in connection with the arbitration proceedings with respect to such Dispute, as the arbitrator shall reasonably determine to be fair under the circumstances;

              if any party files a judicial or administrative action asserting claims properly subject to arbitration as prescribed herein, and the other party successfully stays such action and/or compels arbitration of said claims, the party filing said action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees; and

              each party shall pay one-half of the fees and expenses of the arbitrator and the American Arbitration Association.

          (d) Notwithstanding any other provision of this Agreement, (i) either party may commence an action to compel compliance with this Section 13.6 and
(ii) if any party, as part of a Dispute, seeks injunctive relief or any other equitable remedy, including specific enforcement, then in either instance such party shall be permitted to seek such injunctive or equitable relief in the U.S. District Court of the Northern District of Illinois, before, during or after the pendency of a mediation or arbitration proceeding under this Section 13.6.

     Section 13.7. Cooperation.

     Each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws, regulations or otherwise, to consummate and to make effective the transactions contemplated by this Agreement, including the timely performance of all actions and things contemplated by this Agreement to be taken or done by each of the parties hereto.

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

     Section 13.8. Construction of Agreement.

     The terms and provisions of this Agreement represent the results of negotiations between Buyer and Seller, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Buyer and Seller hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and none of the parties shall use the fact of the setting of such amounts or the fact of any inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof. The word "including" in this Agreement shall mean including without limitation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified.

     Section 13.9. Publicity.

     No party hereto shall issue, make or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, or otherwise make any disclosures relating thereto, without the consent of the other party, such consent not to be unreasonably withheld or delayed; provided, however, that such consent shall not be required where such release or announcement is required by applicable law or the rules or regulations of a securities exchange, in which event the party so required to issue such release or announcement shall endeavor, wherever possible, to furnish an advance copy of the proposed release to the other party.

     Section 13.10. Waiver.

     Except as otherwise expressly provided in this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.

     Section 13.11. Parties in Interest.

     This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies hereunder; provided, however, that the indemnification provisions in Article XII shall inure to the benefit of the Buyer Indemnitees and the Seller Indemnitees as provided therein.

     Section 13.12. Section and Paragraph Headings.

     The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 13.13. Amendment.

     This Agreement may be amended only by an instrument in writing executed by the parties hereto.

     Section 13.14. Entire Agreement.

     This Agreement, the Exhibits and Schedules hereto and the documents specifically referred to herein and the Confidentiality Agreement constitute the entire agreement, understanding, representations and warranties of the parties hereto, and supersede all prior agreements, both written and oral, between Buyer and Seller. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Disclosure of any fact or item in any Schedule referenced by a particular paragraph or Section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or Section, be deemed to be disclosed with respect to that other paragraph or Section whether or not any explicit cross-reference appears therein.

     Section 13.15. Counterparts.

     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     Section 13.16. Severability.

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                 SOUTHERN UNION COMPANY


                                 By:    /s/
                                        --------------------------------------
                                 Name:
                                        --------------------------------------
                                 Title:
                                        --------------------------------------


                                 ONEOK, INC.


                                 By:    /s/
                                        --------------------------------------
                                 Name:
                                        --------------------------------------
                                 Title:
                                        --------------------------------------


             [Signature page to Purchase and Sale Agreement between
                     Southern Union Company and ONEOK, Inc.]